As filed with the Securities and Exchange Commission on March 23, 2000
                                                     Registration No. 333-93903
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------


                               Amendment No. 2 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              THE LTV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                           331                     75-1070950
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification Number)


                               200 Public Square
                             Cleveland, Ohio 44114
                                 (216) 622-5000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            -----------------------

                                 Glenn J. Moran
                         Senior Vice President, General
                             Counsel and Secretary
                              The LTV Corporation
                               200 Public Square
                             Cleveland, Ohio 44114
                                 (216) 622-5000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            -----------------------

                                   Copies to:
                                James A. Florack
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                            -----------------------


                                           CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                             Proposed
                                                              Maximum           Proposed Maximum
         Title of Each Class              Amount to be    Offering Price Per        Aggregate            Amount of
   of Securities to be Registered          Registered         Unit(1)            Offering Price(1)   Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------
11 3/4% Senior Exchange Notes due         $275,000,000            100%           $275,000,000           $72,600
   2009..............................
------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 3/4% Senior                   (4)                (4)                 (4)                  (5)
   Exchange Notes due 2009 (3).......
------------------------------------------------------------------------------------------------------------------------

---------
(1) Estimated solely for the purpose of computing the amount of the registration fee.
(2) Calculated pursuant to Rule 457(f) of the rules and regulations under the Securities Act of 1933.
(3)  See inside facing page for table of additional registrant guarantors.
(4)  No separate consideration will be received for the guarantees.
(5) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================


                                    STATE OR OTHER
                                    JURISDICTION OF         IRS EMPLOYER             ADDRESS OF REGISTRANT
EXACT NAME OF REGISTRANT             INCORPORATION         IDENTIFICATION            GUARANTOR'S PRINCIPAL
       GUARANTOR                    OR ORGANIZATION             NUMBER                 EXECUTIVE OFFICES
------------------------            ---------------        --------------            ---------------------
Aliquippa and Southern              Pennsylvania            25-6000017               3060 Eggers Avenue
Railroad Company                                                                     Cleveland, OH 44105

Chicago Short Line Railway          Illinois                36-6000666               3060 Eggers Avenue
Company                                                                              Cleveland, OH 44105

Copperweld Bimetallic               Pennsylvania            25-1482282               c/o Copperweld Corporation
Products Company                                                                     Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

Copperweld Corporation              Delaware                25-0420260               c/o Copperweld Corporation
                                                                                     Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

Copperweld Equipment                Texas                   75-2587990               c/o Copperweld Corporation
Company                                                                              Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

Copperweld Marketing & Sales        Pennsylvania            25-1482284               c/o Copperweld Corporation
Company                                                                              Four Gateway Center
                                                                                     Pittsburgh, PA 15222

Copperweld Tubing Products          Ohio                    25-1235941               c/o Copperweld Corporation
Company                                                                              Four Gateway Center
                                                                                     Pittsburgh, PA 15222

The Cuyahoga Valley Railway         Ohio                    36-6000822W              3060 Eggers Avenue
Company                                                                              Cleveland, OH 44105

Dearborn Leasing Company            Illinois                36-2544819               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Erie B Corporation                  Minnesota               23-2092900               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Erie I Corporation                  Minnesota               36-3012357               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Fox Trail, Inc.                     Delaware                31-1501812               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Georgia Tubing Corporation          Delaware                75-1183106               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308


                                       2



                                    STATE OR OTHER
                                    JURISDICTION OF         IRS EMPLOYER             ADDRESS OF REGISTRANT
EXACT NAME OF REGISTRANT             INCORPORATION         IDENTIFICATION            GUARANTOR'S PRINCIPAL
       GUARANTOR                    OR ORGANIZATION             NUMBER                 EXECUTIVE OFFICES
------------------------            ---------------        --------------            ---------------------
J&L Empire, Inc.                    Delaware                75-1917523               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Jalcite I, Inc.                     Delaware                25-1263715               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Jalcite II, Inc.                    Delaware                25-1255460               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Blanking Corporation            Delaware                34-1859122               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV-Columbus Processing,            Delaware                34-1901260               c/o The LTV Corporation
Inc.                                                                                 200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV/EGL Holding Company             Delaware                75-1994274               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Electro-Galvanizing, Inc.       Delaware                75-2008310               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTVGT, Inc.                         Delaware                34-1859119               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV International, Inc.             Delaware                75-1966078               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Pickle, Inc.                    Delaware                31-1498401               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Steel Company, Inc.             New Jersey              34-0486510               200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Steel de Mexico, Ltd.           Delaware                34-1859121               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

LTV Steel Mining Company            Minnesota               34-1272646               P.O. Box 847
                                                                                     Hoyt Lakes, MN 55750


                                       3



                                    STATE OR OTHER
                                    JURISDICTION OF         IRS EMPLOYER             ADDRESS OF REGISTRANT
EXACT NAME OF REGISTRANT             INCORPORATION         IDENTIFICATION            GUARANTOR'S PRINCIPAL
       GUARANTOR                    OR ORGANIZATION             NUMBER                 EXECUTIVE OFFICES
------------------------            ---------------        --------------            ---------------------
LTV-Walbridge, Inc.                 Delaware                34-1900953               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

The Mahoning Valley Railway         Ohio                    34-1337780               3060 Eggers Avenue
Company                                                                              Cleveland, OH 44105

Metallon Materials Acquisition      Delaware                05-0485027               c/o Copperweld Corporation
Corporation                                                                          Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

Miami Acquisition Corporation       Ohio                    31-1385823               c/o Copperweld Corporation
                                                                                     Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

The Monongahela Connecting          Pennsylvania            25-6002183W              3060 Eggers Avenue
Railroad Company                                                                     Cleveland, OH 44105

Nemacolin Mines Corporation         Pennsylvania            25-1471380               2800 North Main Street
                                                                                     Extension, Suite 107
                                                                                     Washington, PA 15301

Republic Technology                 Delaware                34-1257522               c/o The LTV Corporation
Corporation                                                                          200 Public Square
                                                                                     Cleveland, OH 44114-2308

The River Terminal Railway          Ohio                    36-6002309W              3060 Eggers Avenue
Company                                                                              Cleveland, OH 44105

Southern Cross Investment           Delaware                51-0119942               c/o Copperweld Corporation
Company                                                                              Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

TAC Acquisition Corporation         Delaware                23-2875189               c/o Copperweld Corporation
                                                                                     Four  Gateway Center
                                                                                     Pittsburgh, PA 15222

Trico Steel Company, Inc.           Delaware                34-1795830               701 Bank Street, NW
                                                                                     Decatur, AL 35601

United Panel, Inc.                  Pennsylvania            23-2623708               Route 512 and Wildon Terrace
                                                                                     Mt. Bethel, PA 18343

Varco-Pruden International,         Delaware                62-1695229               c/o VP Buildings, Inc.
Inc.                                                                                 3200 Players Club Circle
                                                                                     Memphis, TN 38125

VP Buildings, Inc.                  Delaware                31-1539511               3200 Players Club Circle
                                                                                     Memphis, TN 38125

Welded Tube Holdings, Inc.          Delaware                36-3515952               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308


                                       4



                                    STATE OR OTHER
                                    JURISDICTION OF         IRS EMPLOYER             ADDRESS OF REGISTRANT
EXACT NAME OF REGISTRANT             INCORPORATION         IDENTIFICATION            GUARANTOR'S PRINCIPAL
       GUARANTOR                    OR ORGANIZATION             NUMBER                 EXECUTIVE OFFICES
------------------------            ---------------        --------------            ---------------------
Welded Tube Co. of America          Delaware                23-1399798               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

Youngstown Erie Corporation         Minnesota               75-1640111               c/o The LTV Corporation
                                                                                     200 Public Square
                                                                                     Cleveland, OH 44114-2308

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 23, 2000



Prospectus

                              The LTV Corporation
                       Offer to Exchange all Outstanding
                         11 3/4% Senior Notes due 2009
                                      for
                     11 3/4% Senior Exchange Notes Due 2009


     We are offering to exchange up to $275,000,000 of our new 11 3/4% Senior Exchange Notes due 2009 for up to $275,000,000 of our outstanding 11 3/4% Senior Notes due 2009. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

     We do not intend to list the new notes on any national securities exchange or NASDAQ.

     To exchange your old notes for new notes:


          o you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, U.S. Bank Trust National Association, by 5:00 p.m., New York time, on o, 2000


          o if your old notes are held in book-entry form at The Depository Trust Company, you must instruct DTC, through your signed letter of transmittal, that you wish to exchange your old notes for new notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of old notes for new notes

          o you should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes


     See "Risk Factors" beginning on page 14 for a discussion of risk factors that you should consider prior to tendering your old notes in the exchange offer.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is o, 2000.

                               Prospectus Summary


     The following summary contains basic information about this offering. It may not contain all the information that is important to you in making your investment decision. Therefore, you should read the entire document and the financial statements and other information incorporated by reference to LTV's 1999 Annual Report on Form 10- K carefully. The "Description of Notes" section of this prospectus beginning on page 36 contains more detailed information regarding the terms and conditions of the notes.



                                      LTV

Overview

     LTV is a leading North American producer of flat rolled steel and steel-related products such as pipe, tubing and pre-engineered metal buildings. Based on 1998 shipments, we are the third largest North American integrated steel producer, the second largest producer of flat rolled steel and a leading supplier of flat rolled steel to the automotive, appliance and electrical equipment and service center industries in the United States. We believe that, with our 1999 acquisitions of Welded Tube Company, Copperweld Corporation and Copperweld Canada, Inc., we are the largest producer of mechanical and structural steel tubing products in North America. We are also the second largest manufacturer of pre-engineered metal buildings systems in North America. We operate two integrated steel mills, Cleveland Works and Indiana Harbor Works, various steel finishing and processing facilities and numerous tubular and metal buildings operations.

     Our principal executive offices are located at 200 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 622-5000.

                               The Exchange Offer


Securities Offered.......................................    Up to $275,000,000 aggregate principal amount of
                                                             11 3/4% Senior Exchange Notes due 2009.

The Exchange Offer.......................................    We are offering to issue the new notes in exchange for
                                                             a like principal amount of your old notes. We are
                                                             offering to issue the new notes to satisfy our
                                                             obligations contained in the registration rights
                                                             agreement entered into when the old notes were sold in
                                                             transactions permitted by Rule 144A and Regulation S
                                                             under the Securities Act and therefore not registered
                                                             with the SEC.

Tenders, Expiration Date, Withdrawal.....................    The exchange offer will expire at 5:00 p.m. New York
                                                             City time on o, 2000 unless it is extended. If you
                                                             decide to exchange your old notes for new notes, you
                                                             must acknowledge that you are not engaging in, and do
                                                             not intend to engage in, a distribution of the new notes.
                                                             If you decide to tender your old notes in the exchange
                                                             offer, you may withdraw them at any time prior to o,
                                                             2000. If we decide for any reason not to accept any old
                                                             notes for exchange, your old notes will be returned to
                                                             you without expense promptly after the exchange offer
                                                             expires.

Federal Income Tax Consequences..........................    Your exchange of old notes for new notes in the
                                                             exchange offer will not result in any income, gain or
                                                             loss to you for Federal income tax purposes. See
                                                             "Material United States Federal Income Tax
                                                             Consequences of the Exchange Offer."

Use of Proceeds..........................................    We will not receive any proceeds from the issuance of
                                                             the new notes in the exchange offer.

Exchange Agent...........................................    U.S. Bank Trust National Association is the exchange
                                                             agent for the exchange offer.

Failure to Tender Your Old Notes.........................    If you fail to tender your old notes in the exchange
                                                             offer, you will not have any further rights under the
                                                             registration rights agreement, including any right to
                                                             require us to register your old notes or to pay you
                                                             liquidated damages.

                        Summary Description of the Notes

    The terms of the new notes and the old notes are identical in all material respects, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to old notes do not apply to the new notes.


Issuer...............................................        The LTV Corporation.


Notes................................................        $275,000,000 aggregate principal amount of 11 3/4%
                                                             Senior Notes due 2009. The old notes were issued and
                                                             the new notes will be issued under an indenture that
                                                             provides for the issuance of an unlimited amount of
                                                             additional notes, subject to compliance with the terms
                                                             of the indenture and our other debt instruments. Any of
                                                             the additional notes will be identical in all respects to
                                                             the notes, except for issue price and issuance date, and
                                                             will vote with the notes as a single series.


Maturity Date........................................        November 15, 2009.

Interest Payment Dates...............................        May 15 and November 15 of each year, commencing
                                                             May 15, 2000.


Guarantors...........................................        The notes will be unconditionally guaranteed on an
                                                             unsecured basis by each of our existing and future
                                                             domestic wholly-owned subsidiaries except particular
                                                             unrestricted subsidiaries and special purpose
                                                             subsidiaries established to facilitate our working
                                                             capital facilities.

Ranking..............................................        The notes will be senior unsecured obligations. The
                                                             notes will rank equally in right of payment with all our
                                                             existing and future unsecured senior debt, including
                                                             our existing  8.20% Senior Notes due 2007, which we
                                                             refer to as our 1997 notes, and will be senior in right
                                                             of payment to all our future subordinated debt.

                                                             The guarantees provided by Welded Tube, the
                                                             Copperweld Corporation and their subsidiaries that
                                                             are guarantors are unsecured obligations
                                                             subordinated to the guarantees provided by these
                                                             companies under the bank financing into which we
                                                             entered in connection with the acquisitions. The
                                                             guarantees will be equal in right of payment with
                                                             the guarantors' other existing and future senior
                                                             unsecured obligations, other than those under our
                                                             bank financing. The guarantees provided by each of
                                                             the other guarantors and any of their subsidiaries
                                                             that become guarantors will be senior unsecured
                                                             obligations of the guarantors, will be equal in
                                                             right of payment with their respective other
                                                             existing and future senior unsecured obligations,
                                                             and will be senior in right of payment to any of
                                                             their future subordinated debt.


                                       9



                                                             The notes and the guarantees will be effectively
                                                             subordinated to (1) all of our and the guarantors'
                                                             secured debt, including debt under our bank
                                                             financing, and other obligations to the extent of
                                                             the value of the assets securing the debt and
                                                             other obligations; and (2) to the obligations of
                                                             each of our subsidiaries that is not a guarantor,
                                                             to the extent of these subsidiaries' assets. As of
                                                             December 31, 1999:

                                                             o    our total balance sheet liabilities were
                                                                  approximately $4.6 billion;

                                                             o    our total secured liabilities, excluding the
                                                                  contingent obligations under the $250 million
                                                                  United Steel Workers of America lien,
                                                                  together with those of the guarantors, were
                                                                  approximately $552 million; and

                                                             o    the total liabilities of our subsidiaries
                                                                  that are not guarantors were approximately
                                                                  $435 million, excluding intercompany
                                                                  indebtedness.

                                                             As of December 31, 1999, we and the guarantors had
                                                             approximately $91 million of outstanding secured
                                                             letters of credit and approximately $90 million of
                                                             additional available borrowing capacity under our
                                                             existing working capital facilities. See
                                                             "Description of Notes--Ranking."

Optional Redemption..................................        We may not redeem the notes prior to November 15,
                                                             2004, except as set forth below. On or after
                                                             November 15, 2004, we may, at our option, redeem
                                                             the notes in whole or in part, in cash, at any time at the redemption prices set forth under "Description of
                                                             Notes--Optional Redemption," together with accrued
                                                             and unpaid interest, if any, to the redemption date.

                                                             In addition, at our option, up to 35% of the
                                                             aggregate principal amount of the notes originally
                                                             issued may be redeemed prior to November 15, 2002
                                                             at a price of 111.750% of their principal amount,
                                                             together with accrued and unpaid interest, if any,
                                                             to the redemption date, with the net proceeds of
                                                             one or more public equity offerings; provided that
                                                             at least 65% of the principal amount of the notes
                                                             originally issued remains outstanding following
                                                             the redemption. See "Description of
                                                             Notes--Optional Redemption."

Change of Control....................................        Upon the occurrence of a change of control, as defined
                                                             in the indenture, you will, subject to limitations
                                                             described in this prospectus, have the right to require
                                                             us to repurchase all or a portion of your notes at a cash
                                                             purchase price equal to 101% of the principal amount,


                                       10



                                                             plus accrued and unpaid interest, if any, to the
                                                             repurchase date. There can be no assurance that
                                                             sufficient funds will be available when necessary
                                                             to make any required repurchases. See "Description
                                                             of Notes--Repurchase at the Option of Holders Upon
                                                             a Change of Control."

Certain Covenants....................................        The terms of the notes will limit our ability and the
                                                             ability of our restricted subsidiaries to, among other
                                                             things:

                                                             o    incur additional indebtedness;

                                                             o    make any dividend or other distributions with
                                                                  respect to our capital stock or purchase,
                                                                  redeem or retire our capital stock;

                                                             o    create liens;

                                                             o    in the case of our restricted subsidiaries,
                                                                  create or permit to exist dividend or payment
                                                                  restrictions with respect to us;

                                                             o    consolidate, merge or transfer all or
                                                                  substantially all our assets or the assets of
                                                                  LTV Steel or our tubular business;

                                                             o    sell assets; and

                                                             o    transact business with our affiliates.

                                                             All of these limitations will be subject to a
                                                             number of important qualifications, including the
                                                             elimination of particular covenants, if we obtain
                                                             an investment grade rating for the notes. See
                                                             "Description of Notes--Certain Covenants."

       Summary Historical and Pro Forma Financial Information and Certain
                     Operating Data of The LTV Corporation


     The following table sets forth for the periods indicated summary consolidated financial data for The LTV Corporation. The historical consolidated financial data for the years ended December 31, 1999, 1998 and 1997 are derived from audited financial statements. The audited financial statements are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and should be read in conjunction with this summary. The pro forma summary combined financial data is derived from the Unaudited Pro Forma Condensed Combined Statement of Operations contained elsewhere in this prospectus. A pro forma balance sheet is not presented because the acquisitions have already occurred and are reflected in LTV's audited historical December 31, 1999 balance sheet.


     The principal pro forma adjustments reflected in the data presented below include (1) the issuance of $715 million of debt and $80 million of convertible preferred stock to finance the acquisitions of Welded Tube Co. of America and Copperweld Corporation and Copperweld Canada Inc. as if they had occurred as of January 1, 1999, and the related increased interest expense and preferred dividends, (2) reduction of debt not assumed by LTV in these acquisitions and the related decrease in interest expense, (3) adjustments of the net assets of Welded Tube and Copperweld to estimated fair values, (4) the excess of acquisition cost over the fair value of net assets acquired ("goodwill") and related amortization and (5) the incremental tax effects of the pro forma adjustments.


     In the table below, Adjusted EBITDA reflects the calculation in the manner required by the indenture for the notes and the 1997 notes. Adjusted EBITDA essentially represents income (loss) before taxes on income, interest expense and depreciation and amortization, with elimination of non-cash special charges and credits and income on non-wholly owned subsidiaries not dividended to LTV. We believe that Adjusted EBITDA provides useful information regarding our ability to service our debt and other obligations; however, Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of our operating performance or a substitute for cash flow as a measure of liquidity. Such cash flows are also presented in the table below. In addition, our calculation of Adjusted EBITDA may be different from the calculation used by our competitors, and therefore comparability may be affected.


                                                                               Year Ended December 31,
                                                                   -----------------------------------------------
                                                                    Pro Forma             LTV Historical
                                                                   as Adjusted  ----------------------------------
                                                                       1999         1999        1998       1997
                                                                       ----         ----        ----       ----
                                                                                  (in millions, except ratio data)

Selected Operating Data:
   Sales.......................................................... $  4,828     $   4,120    $  4,273    $  4,446
   Operating income (loss)(a).....................................     (158)         (191)        (47)         27
   Interest expense(b)............................................       88            30           3           3
   Income (loss) before income taxes..............................     (234)         (209)        (24)         69
   Net income (loss) (c)..........................................     (243)         (212)        (27)         30
Other Financial Data:
   Special charges(a).............................................       39            39          55         150
   Cash provided by (used in):
     Operating activities.........................................       31            18         310         336
     Investing activities.........................................     (977)         (929)       (297)       (384)
     Financing activities.........................................      871           882         (72)        101
   Capital expenditures...........................................      340           290         362         326
   Depreciation and amortization..................................      314           274         259         263
   Adjusted EBITDA................................................      226           153         325         503
   Ratio of Adjusted EBITDA to interest expense...................      2.2x          3.4x        9.6x       22.9x
   Ratio of earnings to fixed charges(d)..........................       -             -          1.0x        2.8x
   Ratio of earnings to combined fixed charges and preferred
   dividends(e)...................................................       -             -          1.0x        2.5x

---------
(a) Special charges are included in operating income (loss). In 1999 we recorded a special charge of $39 million for the suspension of a pilot business systems project being installed at our Hennepin, Illinois plant and a salaried work force reduction. In 1998, we recorded a $55 million special charge for the closure of a finishing facility at the Cleveland Works, recognition of an asset impairment of an electrogalvanizing joint venture of which we own 50%, a shutdown of a production line for electric-weld pipe and a salaried force reduction. In 1997, we recorded a special charge of $150 million for the shutdown of the Pittsburgh coke plant.

(b) Net of capitalized interest of $15 million for the year ended December 31, 1999, pro forma as adjusted, and $15 million, $31 million and $19 million for the years ended December 31, 1999, 1998 and 1997, respectively.

(c) In 1997, we recognized a cumulative effect change in accounting principle adjustment of $7 million, net of income taxes of $4 million and an extraordinary charge of $4 million, for the premium paid for the early redemption of $100 million principal amount of Senior Secured Convertible Notes due 2003.

(d) This ratio is determined by dividing the sum of earnings from continuing operations before extraordinary items, interest expense, taxes and the portion of rent expense representative of interest, by the sum of interest expense (including capitalized interest) and the portion of rent expense representative of interest. Earnings were insufficient to cover fixed charges for the year ended December 31, 1999, pro forma as adjusted, by $209 million and for the year ended December 31, 1999 by $184 million.

(e) Earnings were insufficient to cover the combined fixed charges and preferred dividends for the year ended December 31, 1999, pro forma as adjusted, by $218 million, and for the year ended December 31, 1999 by $187 million.

                                  RISK FACTORS

     In addition to other matters described in this prospectus, you should carefully consider the following risk factors.

Risk Factors Relating to the Notes

  Subordination: Your rights to receive payment on the notes will be junior to many other obligations

     Your claim as a note holder and in respect of each guarantee will be junior to that of many other claims.

     First, the notes will not be guaranteed by each of our subsidiaries, and in any bankruptcy or insolvency, your claim as a noteholder on any non-guarantor subsidiary will effectively be that of an equity claimant, and all obligations of those non-guarantor subsidiaries will be entitled to receive payment in full before any amounts are made available to pay the other obligations of LTV and its subsidiaries. As of December 31, 1999, the total liabilities of our non-guarantor subsidiaries was approximately $435 million excluding intercompany indebtedness.


     Second, the guarantees provided by Welded Tube, the Copperweld Corporation and their subsidiaries that become guarantors will be contractually subordinated to the guarantees provided by those companies under our bank financing. As a result, payment on those guarantees will be junior to payment by those subsidiaries of their obligations under our bank financing, which had an aggregate outstanding principal amount of $225 million as of December 31, 1999.


     Third, the notes and the guarantees will also be effectively subordinated to any of our and any of the guarantors' secured debt and other obligations, to the extent of the value of the assets securing the debt and other obligations. As of December 31, 1999, we and the guarantors had approximately $552 million of secured debt or other secured obligations outstanding, excluding the contingent obligations under the $250 million United Steel Workers of America lien. These obligations include approximately $115 million under our inventory financing, which are secured by much of our steel inventory, $205 million under our accounts receivables financing, which are secured by our accounts receivable for steel, and our new bank financing, which is secured by mortgages and liens on physical property and stock of Copperweld, Welded Tube and the other entities conducting our tubular products business. Some of these obligations are also obligations of non-guarantor subsidiaries or obligations under our bank financing.

     Upon the sale or other disposition of any guarantor or the sale or disposition of all or substantially all of that guarantor's assets as permitted by the indenture, the guarantor will be released from all its obligations under the guarantee.

  We may be unable to purchase the notes upon a change of control

     Upon particular change of control events, we would be required to offer to purchase the notes in cash at a price equal to 101% of their aggregate principal amount plus accrued and unpaid interest, if any. We may not have the financial resources necessary to repurchase the notes and satisfy other payment obligations that could be triggered upon a change of control.

     A change of control under the terms of the notes will constitute an event of default under our bank financing and will trigger a similar repurchase obligation under the terms of our 1997 notes. Debt that we incur in the future may contain similar provisions, or may require repurchase upon a change of control. If a change of control were to occur and cause an event of default under our bank financing and other debt, the lenders under those facilities would have the right to declare their debt immediately due and payable, increasing the needs we would have for cash to repay affected obligations. See "Description of Notes--Repurchase at the Option of Holders Upon a Change of Control."

     If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the notes. There can be no assurance that financing would be available to us on satisfactory terms. If we fail to pay the purchase price with respect to a change of control offer, you would have the rights described under "Description of Notes--Events of Default."

  There is no public trading market for the notes; the old notes contain restrictions on transfer


     There is no established trading market for the notes and an active or liquid trading market for the notes may not develop. If a trading market does develop, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial condition and results of operations and some other factors. Although we expect the notes to be eligible for trading in The PORTAL Market of The Nasdaq Stock Market, Inc., we do not intend to list the notes on any securities exchange or to arrange for them to be quoted on the Nasdaq National Market or any other quotation system.


     We offered and sold the old notes in a private offering exempt from registration requirements of the Securities Act. Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the old notes under the Securities Act.

   Fraudulent conveyance: Federal and state statutes could allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from Guarantors


     Under federal and state fraudulent transfer laws, a court could void a noteholder's claim under any guarantee or subordinate that claim on the guarantee to the relevant guarantor's other obligations if, among other things, the relevant guarantor:


     o issued the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

     o received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by its guarantee; and

     o either (1) was insolvent or was rendered insolvent by reason of the issuance of the guarantee; (2) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small; or (3) intended to incur, or believed or should have believed it would incur, debts beyond its ability to pay as those debts mature.


In that event, you might not receive any payment under the guarantee of the applicable guarantor. If any guarantee were not enforceable, assets of the affected guarantor would be available for obligations under the notes only after payment of all liabilities of that guarantor.


     Different jurisdictions define "insolvency" differently. However, an entity generally would be considered insolvent at the time it incurred any particular obligation if:

     o    its liabilities exceeded the fair saleable value of its assets, or

     o the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured, or

     o    it could not pay its debts as they become due.

  Leverage: Our substantial debt and other obligations may impair our ability to repay the notes and adversely affect us

     We have substantial debt and other obligations, which will affect our business in may ways, including the following:

     o we will use a significant portion of our cash flow from our operations to service our debts and fund our pension and other postemployment benefit obligations, which will reduce cash available for other purposes;

     o we may not have or be able to obtain sufficient cash, whether from operations or through new financings, to make capital expenditures, new investments and acquisitions;

     o the covenants in our debt agreements will limit our ability to make new investments and acquisitions and obtain new financing and otherwise restrict the way in which we operate our business,

     o our debt agreements also contain financial covenant compliance which is in part beyond our control; if we are unable to comply with these covenants and creditors accelerated the maturity of those debts, it is unlikely we would be able to pay them when required; and

     o our ability to adjust to changing market conditions and competition may be limited by the amount of fixed obligations, and we may be more vulnerable to fluctuations in market conditions than some of our competitors.

     As of December 31, 1999, our total consolidated debt, pension and other postemployment health care and insurance benefit liabilities were approximately $3.4 billion, excluding approximately $91 million of outstanding letters of credit. In addition, we could incur approximately $300 million of additional debt under the indenture for the notes based on our financial results through December 31, 1999, assuming an interest rate on the additional debt of 10%, and approximately $490 million under additional exceptions contained in the indenture, including approximately $90 million of available borrowing capacity under our existing working capital facilities. We expect that the financial covenants in our new bank financing will prohibit us from incurring much of this additional debt, but these financial covenants will not begin to be calculated until March 31, 2000. Under the indenture, we would also be able to declare approximately $65 million in the aggregate in distributions on our capital stock based upon our results of operations through December 31, 1999.

     Our debt service for 1999 was approximately $45 million, and would have been approximately $111 million on a pro forma basis assuming that our debt at December 31, 1999 had been outstanding for all of 1999 at interest rates prevailing on December 31, 1999. Our annual expense for pensions and other postemployment benefit obligations was approximately $163 million for 1999, which we believe is currently higher on a per-ton-shipped basis than that of some other domestic integrated steel producers that publicly report this data. Cash obligations include (1) postemployment health care and other insurance benefits and (2) required contributions to a Voluntary Employees' Beneficiary Association Trust to prefund postemployment health care and other insurance benefits. The amount of these expenses depends on a variety of factors and, in particular, could increase if:

     o we become subject to new federal legislation changing our postemployment benefit and pension-related obligations or increasing our annual cash flow requirements related to current pension funding requirements or pension insurance premiums;

     o the actual retirement or other termination of active employees is significantly earlier than projected; or

     o any of our obligations are modified after August 2004 because of contractual changes with the USWA.

  Our debt agreements have restrictive covenants that may adversely affect our business. If we are unable to comply with these covenants, our creditors could accelerate the maturity of our debt obligations.


     The indentures governing the notes and our 1997 notes and our other financing agreements contain covenants that limit our ability to engage in transactions that might otherwise be beneficial to us and to our ability to generate cash from operations or other sources to continue to make payments on the notes. Our bank financing also contains restrictive covenants, including requirements to maintain specific financial ratios and satisfy other financial tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may not be able to meet them.


     The breach of a covenant or the occurrence of a default under our bank financing or our other financing arrangements would permit the relevant creditors to declare all outstanding amounts under that facility immediately due and payable and terminate all commitments to extend further credit. It is unlikely that we would have sufficient assets to repay our debts, if those obligations were accelerated.

Risk Factors Relating to LTV

  We may not be able to satisfy the substantial capital investment and maintenance requirements of running our business


     Our integrated steel operations are capital intensive. We might not have adequate funds to make all capital expenditures that we might find desirable, or even to preserve our competitive position or comply with environmental regulations. If we do not, our business may be impaired and our profitability reduced. Over the last ten years, our consolidated capital expenditures have totaled approximately $3 billion and over the last three years, our consolidated capital expenditures have totaled approximately $978 million.


  We may not be able to achieve the expected benefits from the tubular business acquisitions


     We expect that our combination of the LTV Tubular, Welded Tube and Copperweld businesses will provide us operating advantages and cost savings that will more than compensate for the costs of combining those businesses. Our cash flow and profitability would be diminished if we were unable to achieve those advantages and savings, making it more difficult for us to service our obligations including the notes. The integration and consolidation of two or more businesses requires substantial management time and other resources, and the combined entity is not always more successful than the businesses would have been if they had remained independent. For example, we could find it difficult to combine three management teams, coordinate production schedules and coordinate production and administrative services for the combined operations.


  Our diversification strategies may not be successful, and we could suffer losses from new or existing investments

     Our recent expansion and continuing efforts to diversify our business exposes us to risk of loss from new investment. We have recently expanded beyond our existing integrated steel operations, and expect to continue to diversify our business by investing in our metal fabrication business and making additional steel-related investments. In particular, we have expanded our operations in part through joint venture investments and expect to continue to make similar investments. There are a number of risks associated with joint ventures, including the risks that our venture partners may:

     o have economic or business interests that are inconsistent with our interests; or

     o be unable to meet their economic or other obligations and we may be required or choose to fulfill those obligations.

     In addition, many of the opportunities we are pursuing are, or have investments in, start-up operations and may require significant additional investments before becoming operational. The development, construction and start-up of these operations are subject to numerous risks. Cliffs and Associates, for example, our 46.5% owned joint venture to produce reduced iron briquettes, has experienced some difficulties in start-up that, although being addressed, have caused some delays in its full operation. After start-up of these operations, we may be required to make further investments and we could incur significant losses before any profits are realized. For example, Trico Steel, our 50% owned mini-mill operation, has experienced substantial equipment problems, including but not limited to transformer outages, that have prevented it from reaching satisfactory levels of performance. Further, assuming these equipment problems can be fully resolved, additional capital expenditures may be required to permit Trico Steel to operate at a level that makes our investment in it profitable, and there can be no assurance that Trico Steel would have the funds necessary to make these expenditures.

  We could be forced to sell our Trico Steel joint venture investment at a loss


     We could be forced to sell our investment in Trico Steel on an expedited schedule. We could suffer a substantial loss on our sale if we are unable to sell on a schedule that allows us to realize the highest available price for our investment, which we reflect in our December 31, 1999 consolidated financial statements at $152 million. In our new labor agreement with the USWA, we have agreed to cause Trico Steel to enter into a neutrality agreement with the USWA with respect to efforts to organize Trico employees or, if we have not done so by August 1, 2000, to expeditiously exit from our Trico Steel investment. Because we own only a 50% interest in Trico Steel, we are unable unilaterally to ensure that Trico Steel undertakes these steps, and we may therefore be required to divest our Trico Steel investment. We are presently in discussions with our Trico Steel partners regarding Trico Steel neutrality.


  We rely heavily on automotive industry customers for our sales; any loss or diminished demand from these customers could adversely affect our business

     Demand for much of our steel products is affected by, among other things, the strength or weakness of the automotive industry, and any weakness of demand from automotive customers could impair our profitability. The automotive industry can be highly cyclical and is dependent on, among other things, consumer spending, labor relations and the impact of international trade. Direct sales of our products to the automotive market accounted for approximately 29% of our steel-related sales in 1999, 30% in 1998 and 28% in 1997. We also sell to the steel service center and converter markets which, in turn, sell a portion of their product to the automotive industry. Direct sales to General Motors Corporation, our largest customer, accounted for approximately 10% of our consolidated sales in 1999, 9% in 1998 and 11% in 1997. Our current sales arrangement with General Motors expires at year-end 2000 and future sales to General Motors may not continue at these historic levels.

     Automotive manufacturers that sell passenger cars and light-duty trucks in the United States are required to comply with increasingly stringent federally mandated corporate average fuel economy standards. Increases in fuel economy standards from their current levels could require vehicle manufacturers to reduce the average weight of vehicles sold in the United States by reducing the average amount of steel used in those vehicles. A reduction of the amount of steel used in a vehicle could result in a reduction of our sales and have a material adverse effect on our business.

  Unplanned repairs or equipment outages could interrupt production and reduce operating income or cash flow


     Our integrated steel operations depend upon critical pieces of steelmaking equipment, such as blast furnaces and continuous casters, that may occasionally be out of service due to routine scheduled maintenance or equipment failures. Any unplanned unavailability of critical equipment would interrupt our production capabilities and reduce our sales and profitability. Although we have not recently experienced any equipment failures that have resulted in the complete shutdown of a major portion of our steelmaking production for a significant period, we have experienced unscheduled equipment outages in the past and we could have material shutdowns in the future. We currently have no plans for equipment shutdowns other than for routine scheduled maintenance in the ordinary course of business, which we do not expect to have a material effect on our operations.

   Because we rely on net operating loss carryforwards to reduce potential future income tax liabilities, our financing options will be limited


     We rely on the availability of net operating loss carryforwards to reduce any future income tax liability. This availability would be lost were we to undergo an "ownership change" under the Internal Revenue Code of 1986. Our future ability to issue additional shares of stock or equity-related instruments convertible into stock may be limited in order to avoid an "ownership change" and significant impairment to our ability to use our net operating losses to reduce tax expense. Because we are also limited in the amount of debt financing that we can undertake, our limitations on raising equity may mean that we are unable to obtain equity financing even under circumstances where it would otherwise be an attractive source of financing.


  Most of our employees belong to unions, and we must periodically renegotiate labor contracts to avoid work stoppages

     Most of our employees belong to unions, and we accordingly negotiate with those unions to put in place collective bargaining agreements. Any failure to reach agreement on new labor agreements when required might result in a work stoppage that could, depending upon the operations affected and the length of the work stoppage, have a material adverse effect on our operations.

Risk Factors Relating to the Steel Industry and Related Industries

  The cyclicality of the steel industry may make our operating results fluctuate

     The domestic steel industry is cyclical due primarily to the cyclicality of the industries it serves and changes in total industry capacity. Our results of operations are substantially affected by small variations in the realized prices of our products; changes in demand can produce significant volatility in our profitability. For example, our integrated steel operations shipped 7.5 million tons of integrated steel products and recorded sales of $3.4 billion during 1999. A 1% increase or decrease in the average realized price during 1999 would have resulted in an increase or decrease in pre-tax income of approximately $30 million.

     Steel prices declined materially during 1998 such that our average realized integrated steel selling prices during 1999 were below those of a decade ago. We have been unable to implement price increases to offset the price decreases experienced in 1998. We have suffered losses due to this drop in prices and there is no assurance that prices will not continue to decline and that we will not continue to suffer losses.

  Imports of steel from foreign producers have created excess supply in the market and depressed steel prices

     A number of foreign steel producers, particularly those in Asia, Eastern Europe and Latin America, have recently been exporting large quantities of steel to the United States at depressed prices, impairing our ability to sell our products at favorable prices and, accordingly, our profitability. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity.

  The tin industry has been subject to continuing pricing pressures, reducing the profitability of our tin operations

     The tin industry has been subject to pricing pressure, which has reduced both our tin sales and the profitability of those tin sales. This is a result of several factors. First, consolidation of the customer base has left customers with greater purchasing power. Furthermore, domestic production capacity of tin product exceeds market demand, which has been declining somewhat due to increased market penetration by competing materials. Increased imports of tin mill products in 1999 have also increased supply. Our capacity utilization in our tin mills was 88% in 1998 and 83% in 1999.

  Our competition with other domestic producers of steel and steel substitutes may reduce our revenues from steel sales

     We face competition from other domestic integrated steel producers, some of which have greater resources than we do, and from flat rolled mini-mills, which in many cases have lower costs of production than we do. Mini-mills generally produce steel from scrap in electric furnaces, have lower employment and environmental costs and generally target regional markets. Thin slab casting technologies have allowed some mini-mill producers to enter sectors of the flat rolled market that have traditionally been supplied by integrated producers. In the case of many steel products, we compete with manufacturers of other products, such as plastics, aluminum, ceramics, glass, wood and concrete, all of which can diminish our sales and profitability.

  Our costs of compliance with environmental regulations may affect our competitiveness and profitability


     We are subject to laws and regulations relating to the protection of human health and the environment that are quite stringent and are generally becoming more stringent. We incur substantial capital and operating costs to comply with these laws, which puts us at a competitive disadvantage to steel producers that do not have comparable costs and reduces our cash flow and profitability. In 1999, we spent approximately $18 million in capital expenditures for compliance-related environmental projects, and we expect that our average annual capital expenditures for similar environmental projects will be approximately $24 million over the next five years. If environmental laws and regulations that affect us or their application were to become more stringent, our costs of compliance could increase over those expected levels.


Risk Factors Relating to the Metal Fabrication Business Segment

  Significant recent increases in structural tubing production capacity could continue to depress prices


     Recent expansion in the structural tubing industry has resulted in overcapacity and continued pressure on prices, reducing the profitability of our structural tubing business. New mill capacity in North America has increased approximately 25% since 1996, and U.S. capacity utilization has been reduced to below 60%. In addition, producers of tubing for the oil drilling industry or other related industries may, in response to weakness in their target markets, attempt to shift more product sales into our target markets until demand for their core products returns.


  Cyclicality of demand in the target markets of our metal fabrication business could periodically result in decreased demand and lower prices

     The target markets of our metal fabrication business, particularly the non-residential construction market, are cyclical, and decreases in demand could result in lower sales and prices for our tubular and metal buildings products. We cannot predict the timing, region or severity of future economic or industry downturns. A weak agricultural market could also have an adverse effect on the sales and prices realized by our metal fabrications business. Revenues from the sale of structural and mechanical tubing segments directly and indirectly to the agricultural industry would have accounted for approximately 19% of our pro forma tubular sales for 1999. Demand for these products depends primarily on strong agricultural yields, price and sales.


   Our bimetallics business unit relies heavily on one customer; any decline in sales to that customer could adversely affect our revenues in that unit

     In 1999, CommScope, Inc. accounted for approximately $44 million, or 41% of Copperweld's bimetallics business unit revenues. The loss of any or all of the CommScope business could have a material adverse effect on the results of operations of our metal fabrication business. CommScope and Copperweld are parties to a multi-year supply agreement that expires in March 2000. In February 1999, CommScope acquired the assets of the only other significant U.S. producer of bimetallic wire, and as a result will be capable of satisfying a substantial portion of its needs internally once the relocated equipment is operational. Because of its ability to provide a portion of its needs through its own operations, CommScope could decide to decrease its purchases from our bimetallics business, which would reduce our cash flow and profitability in that business.

                      Where You Can Find More Information

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with the Exchange Act, are required to file reports and other information with the Securities and Exchange Commission. All reports and other information filed by us with the SEC may be inspected without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the documents can be obtained from the public reference section of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. In addition, these reports and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer of the new notes. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents:

     o    Annual Report on Form 10-K for the year ended December 31, 1999; and

     o Current Report on Form 8-K filed on November 22, 1999, as amended by Current Report on Form 8-K/A, filed on January 25, 2000.

     We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this prospectus.

     We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to The LTV Corporation, 200 Public Square, Cleveland, Ohio, 44114; (216) 622-5631;
Attention: Senior Vice President, General Counsel and Secretary.

  To obtain timely delivery, you must request the information no later than five business days before o, 2000.

     While any notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of notes the information pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any request for this information should be directed to our Senior Vice President, General Counsel and Secretary at 200 Public Square, Cleveland, Ohio 44114-2308, (216) 622-5631. The indenture requires us to distribute to the registered holders of the notes annual reports containing our audited consolidated financial statements and quarterly reports containing our unaudited consolidated financial statements for the first three quarters of each fiscal year.

                           Forward-Looking Statements

     Statements we make in this prospectus that are not historical facts constitute "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology, including "believes," "expects," "anticipates," "intends," "pro forma," "estimates" or by discussions of strategy or intentions. Forward-looking statements, by their nature, involve risk and uncertainty. A variety of factors could cause business conditions and our actual results and experience to differ materially from those that we expect and have expressed in our forward-looking statements. These factors include, but are not limited to, the following:

     o    changes in market price or market demand, even if relatively small;

     o    changes in domestic capacity;

     o    changes in raw material costs;

     o    increased environmental and other operating costs;

     o loss of business from major customers, especially for high value-added products;

     o    unanticipated expenses;

     o    substantial changes in financial markets;

     o    labor unrest;

     o    increased foreign competition;

     o    major equipment failure;

     o    unanticipated results in pending legal proceedings; and

     o difficulties in implementing information technology, including Year 2000 compliant systems.

     The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update the forward-looking statements to reflect subsequent events or circumstances.

                                Use of Proceeds

     We will not receive any cash proceeds from the issuance of the new notes. We will cancel all of the old notes surrendered in exchange for the new notes.

         Unaudited Pro Forma Condensed Combined Statement of Operations

     The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, giving effect to the acquisitions of Welded Tube and Copperweld by LTV. The unaudited pro forma condensed combined statement of operations gives effect to the Copperweld and Welded Tube acquisitions as if they had occurred on January 1, 1999. The purchases were accounted for under the purchase method of accounting whereby the purchase price is allocated based on the fair value of the assets acquired and the liabilities assumed. The historical condensed financial statements of the acquisitions are derived from the nine month historical combined financial statements of Copperweld Corporation and Copperweld Canada Inc., incorporated by reference in this prospectus and historical combined financial statements for the period from October 1, 1999 to November 9, 1999 which are not included herein, and the historical financial statements of Welded Tube Co. of America incorporated by reference in this prospectus. The unaudited pro forma condensed combined statements of operations include the respective financial statements of LTV, Welded Tube and Copperweld and the respective pro forma adjustments based on management's assumptions to reflect the combination. Both the audited and unaudited financial statements, incorporated by reference in this prospectus, should be read in conjunction with the pro forma combined financial information. The pro forma results are not necessarily indicative of the results of operations had these acquisitions taken place at the beginning of the period nor indicative of future results of the combined companies.


     A pro forma balance sheet is not presented because the acquisitions have already occurred and are reflected in LTV's audited December 31, 1999 balance sheet.

     The principal pro forma adjustments to the condensed combined statement of operations include (1) elimination of intercompany sales; (2) amortization of goodwill and other intangibles; (3) elimination of interest on debt not assumed; (4) interest expense on the new debt issued and dividends on the new preferred stock issued to finance the acquisitions; and (5) incremental tax effects of the pro forma adjustments.


                                                                   Year Ended December 31, 1999
                                                          ------------------------------------------------
                                                                Historical          Pro Forma As Adjusted
                                                          ------------------------  ----------------------
                                                             LTV      Acquisitions  Adjustments  Combined
                                                          ---------   ------------  -----------  ---------
                                                                     (in millions, except per share data)
Sales.................................................... $   4,120    $  738       $  (30)(a)   $   4,828
Cost and expenses:
   Cost of products sold.................................     3,779       622          (30)(a)       4,371
   Depreciation and amortization.........................       274        26           14 (b)         314
   Selling, general and administrative...................       189        43                          232
   Results of affiliates' operations.....................        30                                     30
   Net interest and other (income) expense...............        18         7           51 (c)          76
   Special charges.......................................        39                                     39
                                                          ---------    ------       ------       ---------
      Total..............................................     4,329       698           35           5,062
   Income (loss) before income taxes.....................      (209)       40          (65)           (234)
   Income taxes..........................................        (3)      (14)           8 (d)          (9)
                                                          ---------    ------       ------       ---------
   Net income (loss).....................................      (212)       26          (57)           (243)
   Less: Preferred dividends.............................        (3)                    (6)(e)          (9)
                                                          ---------    ------       ------       ---------
   Net income (loss) available to common shareholders.... $    (215)   $   26       $  (63)      $    (252)
                                                          =========    ======       ======       =========
   Earnings per share - basic and fully diluted.......... $   (2.15)                             $   (2.52)
   Average shares outstanding (in thousands).............   100,020                                100,020

---------

Pro forma adjustments were made to reflect the:


(a)  Elimination of intercompany sales from LTV to Copperweld.

(b) Amortization of goodwill and other intangibles of $188 million. The excess of acquisition cost over the fair value of net assets acquired is being amortized on a straight-line basis over 35 years, and other intangibles are being amortized over periods ranging from 5 to 30 years.

(c) Pro forma adjustments to interest expense (assuming particular principal amounts and rates shown below) after reflecting the acquisitions:

                                                                  Annual   Less: interest
                                                                 Interest   included in
                                             Principal   Rate    Expense   LTV historical  Pro forma
                                             ---------  -------  --------  --------------  ---------
                                                              (dollars in millions)
Notes.......................................   $  275    11.750%   $ 32        $  5         $   27
Bank Financing..............................      225     9.995%     22           3             19
Working Capital Facilities..................      215     6.716%     14           3             11
                                               ------    ------    ----        ----         ------
Total.......................................   $  715              $ 68        $ 11             57
                                               ======              ====        ====
Amortization of financing fees..............                                                     2
Less: interest expense on debt not assumed..                                                    (8)
                                                                                            ------
Pro forma total interest expense
   adjustment...............................                                                $   51
                                                                                            ======

(d) Reduction of income taxes relating to the application of LTV's net operating loss carryforwards to the federal tax provisions of the acquisitions. A full valuation allowance has been recorded to offset the non-cash tax benefits arising from the losses in the respective pro forma periods. These adjustments result in the ending pro forma income tax provision reflecting only cash taxes that consist of state, foreign and federal taxes including taxes of a less than 80% owned subsidiary of LTV.

(e) Annual preferred dividends at a rate of 8.25% on $80 million of our new preferred stock.

                    Selected Combined Financial Information
                    and Certain Operating Data of Copperweld

     The following table presents selected combined financial information and other operating data for Copperweld Corporation and Copperweld Canada Inc. for the periods indicated. The financial information is derived from Copperweld's audited combined financial statements for each of the years ended December 31, 1998, 1997, 1996, 1995 and 1994. The financial information for the nine months ended September 30, 1999 and 1998 is derived from Copperweld's unaudited financial statements. The results of operation for the nine months ended September 30, 1999 are not necessarily indicative of results for the full year. The following financial information and operating data should be read in conjunction with the Combined Financial Statements of Copperweld for the years ended December 31, 1998, 1997 and 1996 and for the nine months ended September 30, 1999 and 1998 incorporated by reference to LTV's 1999 Annual Report on Form 10-K.

     In the table below the ratio of earnings to fixed charges is determined by dividing the sum of net income before interest expense, taxes and the portion of rent expense representative of interest, by the sum of interest expense (including capitalized interest) and the portion of rent expense representative of interest.


                                   Nine Months Ended
                                     September 30,               Year Ended December 31,
                                   ------------------  ------------------------------------------------
                                     1999      1998      1998      1997      1996      1995      1994
                                   --------  --------  --------  --------  --------  --------  --------
                                      (unaudited)
                                                               (in millions, except other data)
Income Statement:
Sales..............................$  554.7  $  552.6  $  711.0  $  662.7  $  427.8  $  429.6  $  432.1
Cost of products sold..............   467.3     461.0     594.8     547.1     353.1     355.2     345.2
Depreciation and amortization......    22.8      18.1      22.9      19.8      12.8      11.5      12.2
Selling, general and administrative    30.2      28.6      36.7      38.1      28.7      20.6      25.7
                                   --------  --------  --------  --------  --------  --------  --------
Operating income...................    34.4      44.9      56.6      57.7      33.2      42.3      49.0
Interest expense...................     7.5       7.2       8.0       8.0       4.5       4.6       4.3
Interest and other income..........     0.9       0.7       1.3       0.8       0.5       1.2       1.2
                                   --------  --------  --------  --------  --------  --------  --------
Income before taxes on income......    27.8      38.4      49.9      50.5      29.2      38.9      45.9
Provision for income taxes.........    10.4      14.7      19.1      18.6       9.4      15.1      18.6
                                   --------  --------  --------  --------  --------  --------  --------
Net income.........................$   17.4  $   23.7  $   30.8  $   31.9  $   19.8  $   23.8  $   27.3
                                   ========  ========  ========  ========  ========  ========  ========
Other Financial Data:
Capital expenditures...............$   30.7  $   52.2  $   83.2  $   30.8  $   10.2  $   20.8  $   11.2
Depreciation and amortization......    22.8      18.1      22.9      19.8      12.8      11.5      12.2
Cash provided by (used in):
   Operating activities............    44.3      82.9      54.0      34.4      28.8      42.4      25.7
   Investing activities............   (31.0)    (56.6)    (87.7)   (128.6)     (7.6)    (25.3)    (10.8)
   Financing activities............   (18.1)     31.1      39.4     100.5     (24.6)    (18.5)    (13.5)
Ratio of earnings to fixed charges.     3.9x      5.2x      5.3x      6.4x      5.7x      6.4x      8.6x

Other Data:
Shipments
   Tubing (tons in thousands)......   622.4     621.7     798.1     701.1     360.0     347.0     384.4
   Wire (pounds in millions).......    64.3      52.3      70.3      73.5      70.1      65.1      62.6
Number of active employees.........   2,577     2,521     2,545     2,455     1,300     1,332     1,306

Balance Sheet Data (at period end):
Cash, cash equivalents and
   marketable securities...........$    8.0  $    2.3  $   12.8  $    7.1  $    0.8  $    4.2  $    5.6
Working capital....................   110.2     106.8     117.2     119.2      63.2      60.8      20.2
Property, plant and equipment......   295.8     258.4     282.3     228.6     134.7     137.7     125.8
Total assets.......................   539.4     504.8     531.1     472.2     265.1     257.3     249.5
Total debt.........................   154.2     136.6     163.7     164.6      60.4      70.9      75.7
Total postemployment health care
   and other insurance benefit
   liabilities.....................    40.9      41.7      39.9      41.7      32.0      30.9      31.2
Total pension benefit liabilities..    (8.2)      1.9      (3.5)      6.0      13.5      16.4      14.5
Shareholders' equity...............   213.2     188.9     199.4     135.9      91.1      82.2      71.4

                               The Exchange Offer

     The LTV Corporation and the subsidiary guarantors have agreed, pursuant to a registration rights agreement dated November 2, 1999 with the placement agents of the old notes

          (1) to file a registration statement not later than 60 days after the date of issuance of the old notes with respect to an offer to exchange the old notes for a new issue of notes, with terms substantially the same as of the old notes but registered under the Securities Act,

          (2) to cause the registration statement to be declared effective by the SEC not later than 150 days after the date of issuance of the old notes and

          (3) use our best efforts to consummate the exchange offer and issue the new notes within 60 business days after the registration statement is declared effective.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Old Notes

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange old notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

     o For each $1,000 principal amount of old notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of new notes.

     o We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old notes at their addresses listed in the trustee's security register with respect to old notes.

     o The exchange offer expires at 5:00 p.m., New York City time, on o, 2000; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term "expiration date" means o, 2000 or, if extended by us, the latest time and date to which the exchange offer is extended.

     o As of the date of this prospectus, $275,000,000 in aggregate principal amount of the old notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

     o Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "Conditions to the Exchange Offer" below.

     o We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, which will delay acceptance of any old notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     o We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer" are not satisfied.

     o We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

     o Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     o Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

     o We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC under the Exchange Act.

Procedures for Tendering Old Notes

  What to submit and how

     When you tender to us old notes as set forth below, our acceptance of the old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal. If you, as the registered holder of an old note, wish to tender your old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank Trust National Association at the address set forth below under "Exchange Agent" on or prior to the expiration date.

     In addition,

          (1) certificates for old notes must be received by the exchange agent along with the letter of transmittal, or

          (2) a timely confirmation of a book-entry transfer of old notes, if this procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or

          (3) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to LTV.

  How to sign your letter of transmittal and other documents

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes being surrendered for exchange are tendered

          (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

          (2) for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

     o a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or

     o a commercial bank or trust company having an office or correspondent in the United States.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes and with the signature guaranteed.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by LTV, proper evidence satisfactory to LTV of its authority to so act must be submitted.

     By executing, or otherwise becoming bound by a letter of transmittal, each holder of the old notes, other than particular specified holders, will represent that:

     o    it is not our affiliate;

     o any new notes to be received by it were acquired in the ordinary course of business; and

     o it has no arrangement with any person to participate in the distribution, within the meaning of the Securities Act, of the new notes.

     If the tendering holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "--Resale of the New Notes."

  Important rules concerning the exchange offer

     You should note that:

     o All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by LTV in its sole discretion, which determination shall be final and binding.

     o We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

     o We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

     o Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be final and binding on all parties.

     o Neither LTV, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

     In all cases, we will issue new notes in exchange for old notes that are accepted for exchange only after timely receipt by the exchange agent of:

     o    certificates for old notes, or

     o a timely book-entry confirmation of transfer of old notes into the exchange agent's account at DTC using the book-entry transfer procedures described below, and

     o a properly completed and duly executed letter of transmittal and all other required documents.

     If we do not accept any tendered old notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged old notes without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under "--Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     If your old notes are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your notes of your intention to tender your old notes or not tender your old notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your notes. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

     If you are a registered holder of old notes and you want to tender your old notes but your old notes are not immediately available, or time will not permit your old notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

          (1) the tender is made through an eligible institution,

          (2) prior to the expiration date, the exchange agent receives, by telegram, telex, facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal, or a facsimile copy, and notice of guaranteed delivery, substantially in the form provided by us, stating:

     o    the name and address of the holder of old notes

     o    the amount of old notes tendered

     o the tender is being made by delivering that notice and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by that eligible institution with the exchange agent, and

          (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     You can withdraw your tender of old notes at any time on or prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent by telegram, telex, facsimile, mail or hand delivery at the address listed below under "Exchange Agent." Any notice of withdrawal must specify:

     o    the name of the person having tendered the old notes to be withdrawn

     o    the old notes to be withdrawn

     o    the principal amount of the old notes to be withdrawn

     o if certificates for old notes have been delivered to the exchange agent, the name in which the old notes are registered, if different from that of the withdrawing holder

     o if certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution.

     o if old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

     If you have properly withdrawn old notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of old notes for exchange or the exchange of the new notes for old notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

     That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

     U.S. Bank Trust National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

                                  Deliver To:

                      U.S. Bank Trust National Association
                         180 East 5th Avenue, Suite 200
                           St. Paul, Minnesota 55101
                   Attention: Specialized Finance Department

                            Facsimile Transmissions:
                                 (651) 244-1537

                  To Confirm by Telephone or for Information:
                                 (800) 934-6802

     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $215,000.

Transfer Taxes

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

     However, any purchaser of old notes who is an "affiliate" of LTV or who intends to participate in the exchange offer for the purpose of distributing the new notes

          (1) will not be able to rely on the interpretation of the staff of the SEC,

          (2) will not be able to tender its old notes in the exchange offer and

          (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless that sale or transfer is made using an exemption from those requirements.

     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old notes will represent that:

          (1) it is not our "affiliate";

          (2) any new notes to be received by it were acquired in the ordinary course of its business; and

          (3) it has no arrangement with any person to participate in the "distribution," within the meaning of the Securities Act, of the new notes.

     In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.

                              Description of Notes

     The LTV Corporation issued the old notes and will issue the new notes under an Indenture dated as of November 5, 1999, among itself, the Subsidiary Guarantors and U.S. Bank Trust National Association, as trustee. We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material terms of the Indenture. The summary of the Indenture is not complete and is subject, and qualified in its entirety by reference, to the Trust Indenture Act of 1939 and to all the provisions of the notes and the Indenture. In this description, the words "LTV" and "we" refer only to The LTV Corporation and not to any of its subsidiaries. You can find the definitions of particular terms used in this description under the subheading "Certain Definitions" below.

     We can issue an unlimited amount of additional notes at later dates under the same Indenture. We can issue additional notes as part of the same series or as an additional series and any additional notes that we issue in the future will be substantially identical in all respects to the notes, except that additional notes issued in the future will have different issuance prices and issuance dates. Additional notes that are issued as part of the same series as the notes will vote together with the notes as one class on matters under the Indenture. LTV will issue notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

General

     The notes will mature on November 15, 2009. The notes are initially limited in aggregate principal amount to $275 million. The notes will bear interest at the rate set forth on the cover page of this prospectus from November 5, 1999, or from the most recent interest payment date to which interest has been paid, payable semiannually on May 15 and November 15 of each year, beginning on May 15, 2000, to the Persons who are registered holders of the notes at the close of business on the preceding May 1 or November 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Payments in respect of the notes represented by a global security, including principal, premium and interest, will be made by wire transfer of immediately available funds to the accounts specified by the DTC. Unless other arrangements are made by particular holders of notes, LTV will make all payments in respect of a certificated note (including principal, premium and interest), by mailing a check to the registered address of each holder of the certificated note.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except for some transfer restrictions and registration rights relating to the old notes and except that, if:

          (a) on or prior to the 60th day following the date of original issuance of the old notes, neither the registration statement nor a shelf registration statement for the new notes has been filed with the SEC;

          (b) on or prior to the 150th day following the date of original issuance of the old notes, neither the registration statement nor a shelf registration statement has not been declared effective;

          (c) on or prior to the 180th day following the date of original issuance of the old notes, neither the exchange offer has been consummated nor a shelf registration statement has been declared effective or

          (d) after either the registration statement or the shelf registration statement has been declared effective, the registration statement afterwards ceases to be effective or usable (subject to some exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the registration rights agreement, special interest will accrue on the principal amount of the old notes and the new notes, in addition to the stated interest on the old notes and the new notes. This special interest will accrue from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to 0.50% per annum at the end of the 90-day period.

Ranking

     The notes will be:

          o    senior obligations of LTV;

          o equal in right of payment with all existing and future unsecured senior debt of LTV;

          o senior in right of payment to all future subordinated debt of LTV; and

          o guaranteed on a senior basis by each Subsidiary Guarantor other than Acquired Subsidiary Guarantors, and guaranteed on a senior subordinated basis by each Acquired Subsidiary Guarantor.

     As of December 31, 1999, the total outstanding senior debt of LTV and the Subsidiary Guarantors, excluding unused commitments made by lenders, would have been as follows:

     $572 million--       approximate total outstanding senior debt of LTV and
the Subsidiary Guarantors, combined

     The notes are unsecured obligations of LTV and the Subsidiary Guarantors. Secured debt and other secured obligations of LTV and the Subsidiary Guarantors, including the New Bank Financing, will be effectively senior to the notes to the extent of the value of the assets securing the debt or other obligations. As of December 31, 1999, the total outstanding secured debt and other secured obligations of LTV and the Subsidiary Guarantors, excluding unused commitments made by lenders and the contingent obligations under the $250 million USWA lien would have been as follows:

     $552 million--       approximate total outstanding secured debt and other
                          secured obligations of LTV and the Subsidiary
                          Guarantors, combined

     In general, LTV's only claim in any of the assets of its subsidiaries is that of a common stockholder, which claim is junior to claims that creditors, including the Pension Benefit Guaranty Corporation, trade creditors and secured creditors, and preferred stockholders, if any, have against those subsidiaries. Because holders of the notes will be creditors only of LTV and of those subsidiaries that are Subsidiary Guarantors, all the existing and future liabilities of subsidiaries that are not Subsidiary Guarantors, including any claims of their trade creditors and preferred stockholders, if any, will be effectively senior to the notes.

     All the operations of LTV are conducted through its subsidiaries. Therefore, LTV's ability to service its debt, including the notes, is dependent upon the earnings of its subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to LTV. Certain laws and covenants in LTV's and its subsidiaries' other debt agreements restrict the ability of LTV's subsidiaries to pay it dividends or make loans and advances to it. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then LTV would not be able to use the earnings of those subsidiaries to make payments on the notes. Furthermore, under some circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guaranties. If this were to occur, LTV would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to LTV. Any of the situations described above could make it more difficult for LTV to service its debt.

     The total balance sheet liabilities of the Subsidiary Guarantors and LTV's other subsidiaries as of December 31, 1999, excluding unused commitments made by lenders, outstanding pension liabilities of approximately $575 million and outstanding postemployment healthcare and other insurance benefits of approximately $1.6 billion, would have been as follows:

     $4.2 billion--       approximate total balance sheet liabilities of the
                          Subsidiary Guarantors, including the guarantees those Subsidiaries will Incur with respect to LTV's
                          8.20% Senior Notes due 2007 as described below

     $154 million--       approximate total balance sheet liabilities of all
                          other subsidiaries

     The Subsidiary Guarantors and LTV's other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Indenture contains limitations on the amount of additional Debt that LTV and the Restricted Subsidiaries may Incur. However, the amounts of the Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by LTV's other subsidiaries.

Subsidiary Guaranties

     Except as described below under "Subordination of Acquired Subsidiary Guaranties", the obligations of LTV under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all the existing and any future Domestic Wholly Owned Subsidiaries of LTV, other than any Securitization Subsidiary or any Inactive Subsidiary.

     If LTV sells or otherwise disposes of either:

          (1) its ownership interest in a Subsidiary Guarantor, or

          (2) all or substantially all the assets of a Subsidiary Guarantor,

that Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. In addition, if LTV redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which LTV can do under some circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries", "--Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "Merger, Consolidation and Sale of Property".

     If any Subsidiary Guarantor makes payments under its Subsidiary Guaranty, each of LTV and the other Subsidiary Guarantors must contribute their share of the payments, subject, in the case of each Acquired Subsidiary Guarantor, to the subordination provisions described below under "Subordination of Acquired Subsidiary Guaranties". LTV's and the other Subsidiary Guarantors' shares of the payment will be computed based on the proportion that the net worth of LTV or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of LTV and all the Subsidiary Guarantors combined.

     In connection with the offering of the old notes, LTV amended its 8.20% Senior Notes due 2007 to grant, in the case of each Subsidiary Guarantor that is not an Acquired Subsidiary Guarantor, a senior unsecured guarantee of the 8.20% Senior Notes due 2007 and, in the case of each Acquired Subsidiary Guarantor, a senior subordinated guarantee of the 8.20% Senior Notes due 2007.

Future Subsidiary Guarantors

     LTV will be required to cause each Person that becomes a Domestic Wholly Owned Subsidiary following the Issue Date, other than a Securitization Subsidiary or an Inactive Subsidiary, or any Person that ceases to be an Inactive Subsidiary to execute and deliver a Subsidiary Guaranty as required under "Certain Covenants--Future Subsidiary Guarantors".

Subordination of Acquired Subsidiary Guaranties

     The obligations of Copperweld Corporation, Welded Tube Corporation of America and each of their respective Domestic Wholly Owned Subsidiaries (collectively, the "Acquired Subsidiary Guarantors") under their respective Subsidiary Guaranties (the "Acquired Subsidiary Guaranties") will be subordinated to their obligations under the

New Bank Financing and Permitted Refinancing Debt in respect thereof (collectively, "Designated Senior Debt") as described below. As a result of this subordination, holders of Designated Senior Debt will be entitled to receive full payment in cash on all obligations owed to them before any Acquired Subsidiary Guarantor can make any payment to holders of the notes in any of the following situations or proceedings relating to the Subsidiary
Guarantor:

          o    liquidation, dissolution or winding up;

          o bankruptcy, reorganization, insolvency, receivership or similar proceedings;

          o    an assignment for the benefit of its creditors; or

          o    any marshaling of its assets and liabilities.

     As a result of the subordination referred to above, no Acquired Subsidiary Guarantor may make any payment pursuant to its Obligations or repurchase, redeem or otherwise retire or defease any notes (collectively, "make an Acquired Subsidiary Guarantor payment"), if:

          (a) any principal, premium or interest in respect of any Designated Senior Debt is not paid when due, including at maturity, or

          (b) any other default on Designated Senior Debt occurs and the maturity of the Debt is accelerated in accordance with its terms, unless, in either case,

               (1) the default has been cured or waived and any such acceleration has been rescinded, or

               (2) the Designated Senior Debt has been paid in full in cash;

provided, however, that an Acquired Subsidiary Guarantor may make an Acquired Subsidiary Guarantor payment without regard to the foregoing if that Acquired Subsidiary Guarantor and the Trustee receive written notice approving the payment from the Representative under the Designated Senior Debt.

     During the continuance of any default, other than a default described in clause (a) or (b) above, under the Designated Senior Debt pursuant to which the maturity of the Designated Senior Debt may be accelerated immediately without further notice (except any notice required to effect the acceleration), or the expiration of any applicable grace period, no Acquired Subsidiary Guarantor may make an Acquired Subsidiary Guarantor payment for a period (a "Payment Blockage Period") beginning with the receipt by the Acquired Subsidiary Guarantor and the Trustee of written notice of the default from the Representative under the Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice"). The Payment Blockage Period will end 179 days afterwards, unless it is terminated earlier:

               (a) by written notice to the Trustee and the Acquired Subsidiary Guarantor from the Representative under the Designated Senior Debt,

               (b) because the default is no longer continuing, or

               (c) because all the Designated Senior Debt has been repaid in full in cash.

     Unless the holders of Designated Senior Debt or the Representative under the Designated Senior Debt have accelerated the maturity of the Designated Senior Debt and not rescinded the acceleration, an Acquired Subsidiary Guarantor may, unless otherwise prohibited as described in the first paragraph of this section, resume making Acquired Subsidiary Guarantor payments after the end of the Payment Blockage Period.

     Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults during this period.

     Upon any payment or distribution of the assets of an Acquired Subsidiary Guarantor (1) upon a total or partial liquidation, dissolution or winding up of that Acquired Subsidiary Guarantor, (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to that Acquired Subsidiary Guarantor, (3) upon an assignment for the benefit of creditors of that Acquired Subsidiary Guarantor or (4) upon any marshalling of the assets and liabilities of that Acquired Subsidiary Guarantor:

          (a) the holders of Designated Senior Debt will be entitled to receive payment in full in cash before the holders of the notes are entitled to receive any payment pursuant to the Acquired Subsidiary Guaranty of that Acquired Subsidiary Guarantor, except that holders of notes may receive and retain shares of stock and any debt securities of that Acquired Subsidiary Guarantor that are subordinated to the Designated Senior Debt to at least the same extent as the Acquired Subsidiary Guaranty of that Acquired Subsidiary Guarantor is subordinated to the Designated Senior Debt; and

          (b) until the Designated Senior Debt is paid in full in cash, any distribution to which holders of the notes would be entitled but for the subordination provisions of the Indenture with respect to the Acquired Subsidiary Guaranties will be made to holders of the Designated Senior Debt. If a payment or distribution is made to holders of notes that, due to the subordination provisions with respect to the Acquired Subsidiary Guaranties, should not have been made to them, those holders are required to hold it in trust for the holders of Designated Senior Debt and pay it over to them as their interests may appear.

     If payment of the notes is accelerated when any Designated Senior Debt is outstanding, no Acquired Subsidiary Guarantor may make an Acquired Subsidiary Guarantor payment until five business days after the Representative of that Designated Senior Debt receives notice of the acceleration and may subsequently make an Acquired Subsidiary Guarantor payment only if the Indenture otherwise permits payment at that time.

     Because of the Indenture's subordination provisions with respect to the Acquired Subsidiary Guaranties, holders of Designated Senior Debt may recover disproportionately more than the holders of the notes recover in a bankruptcy or similar proceeding relating to any Acquired Subsidiary Guarantor. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the notes.

Optional Redemption

     Except as set forth in the following paragraph, the notes will not be redeemable at the option of LTV prior to November 15, 2004. Afterwards, the notes will be redeemable at the option of LTV, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices plus accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on November 15 of the years set forth below. The redemption prices below are expressed as percentages of principal amount:

                                                                  Redemption
Year                                                                 Price
----                                                                 -----
2004............................................................... 105.875%
2005............................................................... 103.917
2006............................................................... 101.958
2007 and afterwards................................................ 100.000

     At any time and from time to time prior to November 15, 2002, LTV may redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 111.750% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding. Any such redemption shall be made within 60 days of the Public Equity Offering upon not less than 30 nor more than 60 days notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Sinking Fund

     There are no sinking fund payments for the notes.

Repurchase at the Option of Holders Upon a Change of Control

     Upon the occurrence of a Change of Control, each holder of notes shall have the right to require LTV to repurchase all or any part of the holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the holder's notes, plus accrued and unpaid interest thereon, if any, to the purchase date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

     Within 30 days following any Change of Control, LTV shall:

          (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

          (b) send, by first-class mail, with a copy to the Trustee, to each holder of notes, at the holder's address appearing in the Security Register, a notice stating, among other things:

               (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

               (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

               (3) the circumstances and relevant facts regarding the Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control; and

               (4) the procedures that holders of notes must follow in order to tender their notes, or portions of their notes, for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes, or portions of notes, for payment.

     LTV will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, LTV will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of the compliance.

     The Change of Control repurchase feature is a result of negotiations between LTV and the Placement Agents. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that LTV would decide to do so in the future. Subject to particular covenants described below, LTV could, in the future, enter into some transactions, including acquisitions, refinancings or other recapitalization, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at the time or otherwise affect LTV's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, assignment, lease, conveyance, disposition or transfer of "all or substantially all" LTV's assets. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require LTV to repurchase those notes as a result of a sale, assignment, lease, conveyance, disposition or transfer of less than all the assets of LTV may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

     The occurrence of some of the events that constitute a Change of Control under the Indenture would constitute a default under the New Bank Financing. Other debt of LTV may contain prohibitions of some events which would constitute a Change of Control or, as is the case with LTV's existing 8.20% Senior Notes due 2007, require the debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require LTV to repurchase those notes could cause a default under existing or future debt of LTV, even if the Change of Control itself does not, due to the financial effect of the repurchase on LTV. Finally, LTV's ability to pay cash to holders of notes upon a repurchase may be limited by LTV's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. LTV's failure to purchase the notes in connection with a Change of Control would result in a default under the Indenture which would, in turn, constitute a default under the existing or future debt of LTV. The provisions under the Indenture relative to LTV's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of the Change of Control with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

     Covenant Termination. The Indenture provides that the following restrictive covenants will be applicable to LTV and the Restricted Subsidiaries unless LTV reaches Investment Grade Status. After LTV has reached Investment Grade Status, and notwithstanding that LTV may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, LTV and the Restricted Subsidiaries will be released from their obligations to comply with the restrictive covenants described herein, except for the covenants described under "Limitation on Liens", "Limitation on Sale and Leaseback Transactions", "Designation of Restricted and Unrestricted Subsidiaries" (other than clause
(x) of the second paragraph (and such clause (x) as referred to in the first paragraph) thereunder) and "Future Subsidiary Guarantors". LTV and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions, other than clauses (e) and (f) of the first and second paragraphs, described under "Merger, Consolidation and Sale of Property" and with the provisions described under "Repurchase at the Option of Holders Upon a Change of Control".

     Limitation on Debt and Restricted Subsidiary Preferred Stock. LTV shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt, which includes preferred stock, in the case of Restricted Subsidiaries, unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00 or (b) such Debt is Permitted Debt.

     The term "Permitted Debt" is defined to include the following:

          (a) Debt of LTV evidenced by the notes and of the Subsidiary Guarantors evidenced by the Subsidiary Guaranties relating to the notes;

          (b) Debt under the Credit Facilities; provided that the aggregate principal amount of all such Debt under the Credit Facilities, together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (b), at any one time outstanding shall not exceed the greater of:

               (1) $470 million less the sum of the aggregate amount of all prepayments and required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facilities or such Permitted Refinancing Debt, including pursuant to the covenant described below "--Limitation on Asset Sales", and

               (2) the sum of the amounts equal to (x) 60% of the book value of the inventory of LTV and the Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of LTV and the Restricted Subsidiaries, in each case as of the most recently ended quarter of LTV for which financial statements of LTV have been provided to the holders of notes;

          (c) Capital Expenditure Debt; provided that:

               (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and

               (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c), together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c), does not exceed $300 million;

          (d) Debt of LTV owing to and held by any Wholly Owned Subsidiary and Debt of a Restricted Subsidiary owing to and held by LTV or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt, except to LTV or a Wholly Owned Subsidiary, shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by LTV or otherwise became a Restricted Subsidiary, other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of LTV or was otherwise acquired by LTV, provided that at the time such Restricted Subsidiary was acquired by LTV or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, LTV would have been able to Incur $1.00 of additional Debt pursuant to clause
     (a) of the immediately preceding paragraph;

          (f) Debt under Interest Rate Agreements entered into by LTV or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of LTV or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (g) Debt under Commodity Price Protection Agreements entered into by LTV or a Restricted Subsidiary in the ordinary course of the financial management, including cost control, of LTV or such Restricted Subsidiary and not for speculative purposes;

          (h) Debt under Currency Exchange Protection Agreements entered into by LTV or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by LTV or such Restricted Subsidiary in the ordinary course of business, which, for purposes of this clause (h), shall include payment obligations on Debt otherwise permitted by this covenant, and not for speculative purposes;

          (i) Debt in connection with one or more standby letters of credit or performance bonds issued by LTV or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (j) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (I) above and any additional Debt Incurred after the Issue Date representing interest paid in-kind on Debt outstanding pursuant to this clause (j);

          (k) Debt of LTV or any Restricted Subsidiary (other than Debt permitted by the immediately preceding paragraph or the other clauses of this paragraph) in an aggregate principal amount outstanding at any one time not to exceed $100 million;

          (l) Attributable Debt under any Sale and Leaseback Transaction with respect to LTV's Portland tubing facility in an aggregate amount, together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (l), not to exceed $60 million;

          (m) Debt of LTV in the form of a Guaranty of the obligations of LTV's Columbus Coating joint venture with respect to:

               (1) a construction facility in an aggregate amount, together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (m), not to exceed $145 million or

               (2) following the completion of construction, Attributable Debt under a Sale and Leaseback Transaction involving such joint venture in an aggregate amount, together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (m) and all Debt of LTV remaining outstanding pursuant to the preceding clause (1), not to exceed $250 million; and

          (n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the immediately preceding paragraph and clauses
     (a), (b), (c), (e), (j), (l) and (m) above, subject, in the case of clauses (b), (c), (l) and (m) above, to the limitations set forth in the respective provisos thereto.

     Limitation on Restricted Payments. LTV shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment:

          (a) a Default or Event of Default shall have occurred and be continuing,

          (b) LTV could not Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "Limitation on Debt and Restricted Subsidiary Preferred Stock" or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date of LTV's 8.20% Senior Notes due 2007, the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value, would exceed an amount equal to the sum of:

               (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period, which is treated as one accounting period, from and after the first day of the fiscal quarter following the end of the most recent fiscal quarter ended immediately prior to the Issue Date of LTV's 8.20% Senior Notes due 2007 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

               (2) Capital Stock Sale Proceeds, and

               (3) the amount by which Debt (other than Subordinated Obligations issued or sold prior to the Issue Date of LTV's 8.20% Senior Notes due 2007), of LTV or any Restricted Subsidiary is reduced on LTV's consolidated balance sheet upon the conversion or exchange, other than by a Subsidiary of LTV, subsequent to the Issue Date of any Debt of LTV or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock), of LTV or Debt issued or sold to LTV or a Subsidiary of LTV or an employee stock ownership plan or trust established by LTV or any of its Subsidiaries for the benefit of their employees (less the amount of any cash or other Property distributed by LTV or any Restricted Subsidiary upon such conversion or exchange).

     Notwithstanding the foregoing limitation, LTV may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration of the dividends if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing, or would result therefrom; provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of LTV or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of LTV, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of LTV or an employee stock ownership plan or trust established by LTV or any of its Subsidiaries for the benefit of their employees; provided, however, that (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and
     (2) the Net Cash Proceeds from such exchange or sale shall be excluded from the calculation of the amount of Capital Stock Sale Proceeds;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d) pay dividends on the new preferred stock in accordance with the terms thereof as in effect on the Issue Date, without regard to any amendment, waiver or other modification thereto; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing, or would result therefrom; provided further, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

          (e) expend up to $5 million in any fiscal year of LTV to repurchase common stock of LTV

               (1) to distribute to current or former employees, officers and directors of LTV and its Subsidiaries,

               (2) from such current or former employees, officers or directors or

               (3) otherwise in order to distribute as employee compensation;

     provided, however, that at the time of, and after giving pro forma effect to, any such expenditure, no Default or Event of Default shall have occurred and be continuing; provided further, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments; and

          (f) expend up to $40 million for Restricted Payments in addition to amounts permitted pursuant to clauses (a) through (e) above; provided, however, that at the time of, and after giving pro forma effect to, any such expenditure, no Default or Event of Default shall have occurred and be continuing; provided further, however, that such expenditures shall be excluded in the calculation of the amount of Restricted Payments.

     Payments made pursuant to, and, in the case of clause (b), Capital Stock Sale Proceeds received from, transactions described in the foregoing clauses of this paragraph from and after the Issue Date of LTV's 8.20% Senior Notes due 2007 and prior to the Issue Date shall be excluded in the calculation of the amount of Restricted Payments and Capital Stock Sale Proceeds in the same manner and to the same extent as such transactions would be from and after the Issue Date. In addition, amounts expended pursuant to Section 4.06(b)(iv) of the 8.20% Senior Notes due 2007 indenture shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Liens. LTV shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien, other than Permitted Liens, upon any of its Property, including Capital Stock of a Subsidiary Guarantor, whether owned at the Issue Date or acquired afterwards, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with, or prior to, all other Debt of LTV or such Subsidiary Guarantor secured by such Lien, provided that any Lien securing Subordinated Obligations must be subordinated and junior to the Lien securing the notes or relevant Subsidiary Guaranty and have the same or lesser relative priority as the Subordinated Obligations shall have with respect to the notes or such Subsidiary Guaranty.

  Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. LTV shall not:

          (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or

          (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock other than:

               (1) directors' qualifying shares,

               (2) to LTV or a Wholly Owned Subsidiary or

               (3) if, immediately after giving effect to such disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; provided, however, that, in the case of this clause (3),
          (x) such disposition is effected in compliance with the covenant described under "Limitation on Asset Sales" and (y) upon consummation of such disposition and execution and delivery of a supplemental Indenture in form satisfactory to the Trustee, such Restricted Subsidiary shall be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

     Limitation on Asset Sales. LTV shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a) LTV or such Restricted Subsidiary receives consideration at the time of such Asset Sale (or, in the case of a lease that is an Asset Sale, LTV or such Restricted Subsidiary is to receive over the term of such lease consideration) at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b) at least 75% of the consideration paid to LTV or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents, Additional Assets, Liquid Securities or the assumption by the purchaser of liabilities of LTV or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes or any applicable Subsidiary Guaranty, as a result of which LTV and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

          (c) LTV delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

     The Net Available Cash, or any portion thereof, from Asset Sales may be applied by LTV or a Restricted Subsidiary, to the extent LTV or such Restricted Subsidiary elects, or is required by the terms of any Debt:

          (1) to prepay, repay, legally defease or purchase Senior Debt of LTV or any Subsidiary Guarantor or Debt of any other Restricted Subsidiary, excluding, in any such case, Debt owed to LTV or an Affiliate of LTV; or

          (2) to reinvest in Additional Assets, including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by LTV or another Restricted Subsidiary; provided, however, that in connection with any prepayment, repayment, legal defeasance or purchase of

     Debt pursuant to clause (1) above, LTV or such Subsidiary Guarantor or other Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment, if any, to be permanently reduced by an amount equal to the principal amount so prepaid, repaid, legally defeased or purchased.

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5 million, taking into account income earned on such Excess Proceeds, if any, LTV will be required to make an offer to purchase with such Excess Proceeds on a pro rata basis according to principal amount

     (x) the notes, which offer (the "Prepayment Offer") shall be at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures, including prorating in the event of oversubscription, set forth in the Indenture and

     (y) any other Debt of LTV or any Subsidiary Guarantor that is pari passu with the notes at a purchase price no greater than 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date, to the extent, in the case of this clause
          (y), required under the terms thereof, other than Debt owed to LTV or any Affiliate of LTV. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase as described in the following paragraph, LTV or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

     Within five business days after LTV is obligated to make a Prepayment Offer as described in the preceding paragraph, LTV will send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding LTV and its Subsidiaries as LTV in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice will state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     LTV will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, LTV will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. LTV shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to LTV or any other Restricted Subsidiary,

          (b) make any loans or advances to LTV or any other Restricted Subsidiary or

          (c) except for restrictions described in clause (2) under the covenant described under "Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries", transfer any of its Property to LTV or any other Restricted Subsidiary. The foregoing limitations will not apply:

               (1) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by LTV, (C) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in the immediately preceding clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that such restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced, or (D) on any Securitization Subsidiary; and

               (2) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under "Limitation on Debt and Restricted Subsidiary Preferred Stock" and "Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt, (B) encumbrances on Property at the time such Property was acquired by LTV or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,
          (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

     Limitation on Transactions with Affiliates. LTV shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions, including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service, with, or for the benefit of, any Affiliate of LTV (an "Affiliate Transaction"), unless:

          (a) the terms of such Affiliate Transaction are:

               (1) set forth in writing and

               (2) no less favorable to LTV or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of LTV;

          (b) if such Affiliate Transaction involves aggregate payments or value in excess of $10 million, the Board of Directors, including a majority of the disinterested members of the Board of Directors, approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

          (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, LTV obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to LTV or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, LTV or any Restricted Subsidiary may enter into or suffer to exist the following:

          (1) any transaction or series of transactions between LTV and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that no more than 5% of the total voting power of the Voting Stock, on a fully diluted basis, of any such Restricted Subsidiary is owned by an Affiliate of LTV, other than a Restricted Subsidiary;

          (2) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payment";

          (3) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension plans, stock options and stock ownership plans approved by the Board of Directors;

          (4) the payment of reasonable fees to directors of LTV or such Restricted Subsidiary who are not employees of LTV or any Restricted Subsidiary;

          (5) loans and advances to employees made in the ordinary course of business and consistent with the past practices of LTV or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5 million in the aggregate at any one time outstanding;

          (6) any transaction or series of transactions between LTV or any Restricted Subsidiary and any of their joint ventures, provided that (x) such transaction or series of transactions is in the ordinary course of business between LTV or such Restricted Subsidiary and such joint venture and is consistent with the past practices of LTV and the Restricted Subsidiaries with respect to their joint ventures and (y) if such transaction or series of transactions constitutes an Investment by LTV, such Restricted Subsidiary or such joint venture, the other equity investors in such joint venture (A) participate in such Investment on the same basis as LTV or such Restricted Subsidiary, (B) have their interests in such joint venture diluted to the extent such investors elect not to so participate in such Investment or (C) individually beneficially own 10% or less of the equity interests in such joint venture; and

          (7) any transaction or series of transactions between LTV or any Restricted Subsidiary and SMI America, Inc. or any of its affiliates pursuant to the terms of the Sumitomo Securities Purchase Agreement and any documents relating thereto, as such Agreement and documents are in effect on the Issue Date, without regard to any amendment, waiver or other modification thereto.

     Limitation on Sale and Leaseback Transactions. LTV shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a) LTV or such Restricted Subsidiary would be entitled to:

               (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "Limitation on Debt and Restricted Subsidiary Preferred Stock" and

               (2) create a Lien on such Property securing such Attributable Debt without securing the notes or any applicable Subsidiary Guaranty pursuant to the covenant described under "Limitation on Liens" and

          (b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under "Limitation on Asset Sales;"

provided, however, that LTV or any Restricted Subsidiary may at any time enter into a Sale and Leaseback Transaction if the sum of (x) the aggregate amount of Attributable Debt outstanding at such time with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into by LTV or any Restricted Subsidiary and (y) the aggregate principal amount (in the case of Debt sold at a discount, at Stated Maturity) of all Secured Debt outstanding at such time, other than the USWA Secured Obligations and any Permitted Refinancing Debt in respect thereof to the extent not exceeding $250 million in the aggregate and any Limited Recourse Guarantee, does not exceed 10% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of LTV as of the end of the most recent fiscal quarter, after giving pro forma effect to such transaction.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of LTV to be an Unrestricted Subsidiary if :

          (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, LTV or any other Restricted Subsidiary and

          (b) either:

               (1) the Subsidiary to be so designated has total assets of $1,000 or less or

               (2) such designation is effective immediately upon such entity becoming a Subsidiary of LTV or any Restricted Subsidiary.

     Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of LTV or of any Wholly Owned Subsidiary will be classified as a Restricted Subsidiary, provided that the requirements set forth in clauses (x) and (y) of the immediately following paragraph would be satisfied after giving pro forma effect to such classification. Any Person not permitted by the terms of the immediately preceding sentence to be classified as a Restricted Subsidiary shall be automatically classified as an Unrestricted Subsidiary. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither LTV nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder of the Debt may (with the passage of time or notice or both) declare a default on the Debt or cause the payment of the Debt to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary, but excluding any Limited Recourse Guarantee). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental Indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) LTV could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of the covenant described under "Limitation on Debt and Restricted Subsidiary Preferred Stock" and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate:

          (a) certifying that such designation or redesignation complies with the foregoing provisions and

          (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of LTV in which such designation or redesignation is made, or, in the case of a designation or redesignation made during the last fiscal quarter of LTV's fiscal year, within 90 days after the end of such fiscal year.

     Notwithstanding anything to the contrary in the foregoing, Presque Isle, L-S Electro-Galvanizing Company, LTV-Trico, Inc., Cayman Mineracao do Brasil Ltda and L.A.S. Resources, Inc. will initially be Unrestricted Subsidiaries.

     Limitation on Layered Debt. LTV shall not permit any Acquired Subsidiary Guarantor to Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such debt is expressly subordinated in right of payment to, or ranks pari passu with, the Obligations under its Acquired Subsidiary Guaranty.

     Future Subsidiary Guarantors. LTV shall cause each Person that becomes a Domestic Wholly Owned Subsidiary following the Issue Date (other than any Securitization Subsidiary or Inactive Subsidiary) or any Person that ceases to be an Inactive Subsidiary to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Domestic Wholly Owned Subsidiary or ceases to be an Inactive Subsidiary, as applicable.

Merger, Consolidation and Sale of Property

     LTV shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into LTV) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a) LTV shall be the surviving Person (the "Surviving Person") or, if other than LTV, the Surviving Person formed by the merger, consolidation or amalgamation or to which the sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person, if other than LTV, expressly assumes, by supplemental Indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by LTV;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all LTV's Property, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately before and after giving effect to the transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of the transaction or series of transactions as having been Incurred by the Surviving Person or that Restricted Subsidiary at the time of the transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to the transaction or series of transactions on a pro forma basis, LTV or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock";

          (f) immediately after giving effect to the transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of LTV immediately prior to the transaction or series of transactions; and

          (g) LTV shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental Indenture in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

     LTV shall not permit LTV Steel or any Subsidiary then conducting all or part of the Tubular Business to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into LTV Steel or a Subsidiary Guarantor then conducting all or part of the Tubular Business, as applicable) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all the Property of LTV Steel or of the Tubular Business, as applicable, in any one transaction or series of transactions unless:

          (a) the Surviving Person, if not LTV Steel or that Subsidiary, formed by the merger, consolidation or amalgamation or to which the sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person ,if other than LTV Steel or that Subsidiary, expressly assumes, by supplemental Indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by that Surviving Person, the due and punctual performance and observance of all the obligations of the entity under its Subsidiary Guaranty;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of LTV Steel or the Tubular Business, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately before and after giving effect to the transaction or series of transactions on a pro forma basis, and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person, LTV or any Restricted Subsidiary as a result of the transaction or series of transactions as having been Incurred by the Surviving Person, LTV or that Restricted Subsidiary at the time of that transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to the transaction or series of transactions on a pro forma basis, LTV would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock";

          (f) immediately after giving effect to the transaction or series of transactions on a pro forma basis, LTV shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of LTV immediately prior to that transaction or series of transactions; and

          (g) LTV shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental Indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied. The foregoing provisions shall not apply to any sale of less than substantially all the Tubular Business by means of a merger, consolidation or amalgamation.

     The Surviving Person will succeed to, and be substituted for, and may exercise every right and power of LTV under the Indenture, or of the applicable Subsidiary Guarantor under its Subsidiary Guaranty, as the case may be, but the predecessor Company in the case of a sale, transfer, assignment, lease, conveyance or other disposition, shall not be released from the obligations to pay the principal of, and premium, if any, and interest on the notes.

SEC Reports

     Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall file with, or furnish to, the Commission the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections. The information, documents and reports will be filed at the times specified for the filing of the information, documents and reports under the Sections (the "Required Filing Times"); provided, however, that we shall not be so obligated to file the information, documents and reports with the SEC if the SEC does not permit those filings. We shall also in any event:

          (a) within 15 days of each Required Filing Time, provide the Trustee and the holders of notes with copies of the information, documents and reports and

          (b) if the Commission does not permit the filing of the information, documents and reports, promptly upon written request supply copies of the information, documents and reports to any prospective holder of notes.


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


Events of Default

     Events of Default in respect of the notes include:

          (a) failure to make the payment of any interest on the notes when the same becomes due and payable, and the failure continues for a period of 30 days;

          (b) failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, mandatory redemption, required repurchase or otherwise;

          (c) failure to comply with the covenant described above under "Merger, Consolidation and Sale of Property";

          (d) failure to comply with any other covenant or agreement in the notes or in the Indenture, other than a failure which is the subject of the foregoing clause (a), (b) or (c), and the failure continues for 30 days after written notice is given to LTV as provided below;

          (e) a default under any Debt by LTV or any Restricted Subsidiary which results in acceleration of the maturity of that Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20 million (the "cross acceleration provisions");

          (f) any judgment or judgments for the payment of money in an aggregate amount in excess of $20 million shall be rendered against LTV or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (g) particular events involving bankruptcy, insolvency or reorganization of LTV or any Significant Subsidiary (the "bankruptcy provisions"); and

          (h) any Subsidiary Guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture or that Subsidiary Guaranty, or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "guaranty provisions").

     The Indenture provides that the Trustee may withhold notice to the holders of the notes of any Default, except in payment of principal, premium, if any, or interest, if the Trustee considers it to be in the best interest of the holders of the notes to do so.

     A Default under clause (d) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify LTV of the Default and LTV does not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

     LTV shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action LTV is taking or proposes to take with respect thereto.

     The Indenture will provide that if an Event of Default with respect to the notes, other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to LTV or any Significant Subsidiary, shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from particular events of bankruptcy, insolvency or reorganization with respect to LTV or any Significant Subsidiary shall occur, the amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes. The holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee and LTV, rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. This rescission shall not affect any subsequent Default or impair any right consequent thereto.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless those holders shall have offered to the Trustee reasonable indemnity. Subject to those provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

     No holder of notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a) that holder has previously given to the Trustee written notice of a continuing Event of Default,

          (b) the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute that proceeding as trustee, and

          (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days.

     However, these limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, that note on or after the respective due dates expressed in that note.

Amendments and Waivers

     Subject to some exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for the notes, and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and particular covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding note) with the consent of the registered holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no amendment may, among other things:

          (a) reduce the amount of notes whose holders must consent to an amendment or waiver,

          (b) reduce the rate of or extend the time for payment of interest on any note,

          (c) reduce the principal of or extend the Stated Maturity of any note,

          (d) make any note payable in money other than that stated in the note,

          (e) impair the right of any holder of the notes to receive payment of principal of and interest on that holder's notes on or after the due dates for payment or to institute suit for the enforcement of any payment on or with respect to that holder's notes or any Subsidiary Guaranty,

          (f) subordinate the notes or any Subsidiary Guaranty to any other obligation of LTV or the applicable Subsidiary Guarantor,

          (g) release any security interest that may have been granted in favor of the holders of the notes other than pursuant to the terms of that security interest, including the security interest under the Escrow Agreement described in "Escrow of Proceeds; Special Mandatory Redemption",

          (h) reduce the premium payable upon the redemption or repurchase of any note as described under "Optional Redemption" or "Repurchase at the Option of Holders Upon a Change of Control",

          (i) at any time after a Change of Control or Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the notes must be repurchased pursuant to the Change of Control Offer or Prepayment Offer,

          (j) reduce the premium payable upon a Special Mandatory Redemption or make any other change in the provisions relating to the Special Mandatory Redemption, including changing the time by which notes must be redeemed,

          (k) make any change to the subordination provisions of the Indenture with respect to the Acquired Subsidiary Guaranties that would adversely affect the holders of the notes,

          (l) make any change in the Escrow Agreement that would adversely affect holders of the notes or

          (m) make any change in any Subsidiary Guaranty that could adversely affect the holders of the notes.

     Without the consent of any holder of the notes, LTV and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of LTV, LTV Steel or any Subsidiary then conducting all or part of the Tubular Business under the Indenture, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add additional guarantees with respect to the notes or to release Subsidiary Guarantors from the Subsidiary Guaranties as provided by the terms of the Indenture, to secure the notes, to add to the covenants of LTV for the benefit of the holders of the notes or to surrender any right or power conferred upon LTV, to make any change that does not adversely affect the rights of any holder of the notes, to make any change to the subordination provisions of the Indenture with respect to the Acquired Subsidiary Guaranties that would limit or terminate the benefits available to holders of Designated Senior Debt under those provisions, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of additional notes in accordance with the Indenture.

     No amendment may be made to the subordination provisions of the Indenture with respect to the Subsidiary Guaranties of the Acquired Subsidiaries that adversely affects the rights of holders of Designated Senior Debt unless the holders of the Designated Senior Debt or their Representative consent to the change.

     The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, LTV is required to mail to each registered holder of the notes at the holder's address appearing in the Security Register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.


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


Defeasance

     LTV at any time may terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. LTV at any time may terminate its obligations under the covenants described under "Repurchase at the Option of Holders Upon a Change of Control" and "Certain Covenants", the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under "Events of Default" above and the limitations contained in clauses (e) and (f) under the first paragraph, or contained in the second paragraph, of "Merger, Consolidation and Sale of Property" above ("covenant defeasance"). LTV may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If LTV exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If LTV exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (d) (with respect to the covenants described under "Certain Covenants"), (e), (f), (g) (with respect only to Significant Subsidiaries) or (h) under "Events of Default" above or because of the failure of LTV to comply with clauses (e) and
(f) under the first paragraph, or with the second paragraph, of "Merger, Consolidation and Sale of Property" above. If LTV exercises its legal or covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

     In order to exercise either defeasance option, LTV must, among other things, irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to maturity or redemption, as the case may be, and must comply with some other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the case of legal defeasance only, the Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Book-Entry System

     The old notes were, and the new notes will initially be issued in the form of one or more global securities registered in the name of The Depository Trust Company or its nominee.

     Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the new notes represented by the global security. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a global security through an offshore transaction in reliance on Regulation S under the Securities Act may hold that interest through Cedel or Euroclear. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC with respect to participants' interests and by the participants with respect to the owners of beneficial interests in that global security other than participants. The laws of some jurisdictions require that particular purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     Payment of principal of and interest on notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by the global security for all purposes under the Indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of that global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of those participants.

     A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated notes only if (a) DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (b) we in our discretion at any time determine not to have all the notes represented by the global security or (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by the global security. Any global security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding that global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes,

     (a) certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

     (b) payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registerable, at the office or agency of LTV maintained for those purposes; and

     (c) no service charge will be made for any registration of transfer or exchange of the certificated notes, although We may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of the global security, DTC or the successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global security for all purposes under the Indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under the global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if that Person is not a participant, on the procedures of the participant through which that Person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that LTV request any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take that action and the participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations some of whom, or their representatives, own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform those procedures, and the procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law

     The Indenture and the notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

     U.S. Bank Trust National Association will be the Trustee under the
Indenture.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only the duties that are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise those rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of that Person's own affairs.

Certain Definitions

     Set forth below is a summary of some of the defined terms used in the Indenture and referred to in this "Description of Notes."

     "Acquired Subsidiary Guarantors" means each of Copperweld Corporation and Welded Tube Company of America and each of their respective Domestic Wholly Owned Subsidiaries (other than a Securitization Subsidiary or Inactive Subsidiary).

     "Additional Assets" means

          (a) any Property (other than cash, cash equivalents or securities) to be owned by LTV or any Restricted Subsidiary; or

          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by LTV or another Restricted Subsidiary from any Person other than LTV or an Affiliate of LTV.

     "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "Certain Covenants--Limitation on Transactions with Affiliates", "Limitation on Asset Sales" and the definition of the term "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of LTV or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by LTV or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction or by means of a disposition of Capital Stock permitted by clause (iii) of


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


the covenant described under "Certain Covenants--Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), (b) all or substantially all the assets of any division or line of business of LTV or any Restricted Subsidiary (other than LTV Steel or the Tubular Business) or
(c) any other assets of LTV or any Restricted Subsidiary outside of the ordinary course of business of LTV or such Restricted Subsidiary (other than (i) in the case of clauses (a), (b) and (c) above, any disposition by a Restricted Subsidiary to LTV or by LTV or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) in the case of clauses (b) and (c) above, (x) any disposition of accounts receivable or inventory by or to LTV or any Restricted Subsidiary to or from any Securitization Subsidiary in connection with the Incurrence of Debt by such Subsidiary under Credit Facilities or (y) any disposition of Property having, together with other Property disposed of pursuant to such clauses during the same fiscal year, an aggregate Fair Market Value of less than $25 million and (iii) in the case of clauses (a), (b) and
(c) above, any disposition subject to the first or second paragraph of the covenant described under "Merger, Consolidation and Sale of Property").

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of the term "Capital Lease Obligation" and (b) in all other instances, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of LTV or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of LTV to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Capital Expenditure Debt" means Debt Incurred by any Person to finance a capital expenditure so long as (a) such capital expenditure is or should be included as an addition to "Property, Plant and Equipment" in accordance with GAAP (including in any event an addition to Property as a result of the purchase or other acquisition of Capital Stock of a Person that becomes a Subsidiary Guarantor as a result of such purchase or acquisition by LTV or another Subsidiary Guarantor from any Person other than LTV or an Affiliate of
LTV) and (b) such Debt is Incurred within 180 days of the date such capital expenditure is made.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "Certain Covenants--Limitation on Liens", a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.


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     "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by LTV from the issuance or sale (other than to a Subsidiary of LTV or an employee stock ownership plan or trust established by LTV or any of its Subsidiaries for the benefit of their employees) by LTV of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date of LTV's 8.20% Senior Notes due 2007.

     "Cash Equivalents" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) direct obligations of Canada or any agency thereof or obligations fully and unconditionally guaranteed by Canada or any agency thereof; (iii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding Debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund having assets in excess of $500 million all of which consist of other obligations described in
(i), (ii), (iii), (iv), (v) or (vi) sponsored by a registered broker dealer or mutual fund distributor; (iv) repurchase and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (iii) above; (v) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of LTV) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S & P; and (vi) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or by any political division or taxing authority thereof, and rated at least "A" by Moody's or S&P, provided that all Cash Equivalents purchased or otherwise acquired by the Escrow Agent as contemplated under "Escrow of Proceeds; Special Mandatory Redemption" shall mature on or prior to the Assumed Redemption Date.

     "Change of Control" means the occurrence of any of the following events:

          (a) if any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of the Voting Stock of LTV (for purposes of this clause (a), such other Person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such other Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of all classes of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of LTV and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary) shall have occurred, or LTV merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into LTV, in any such event pursuant to a transaction in which the outstanding Voting Stock of LTV is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of LTV is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the Holders of the Voting Stock of LTV immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or


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          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of LTV was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d) the shareholders of LTV shall have approved any plan of liquidation or dissolution of LTV.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of May 15, 1993, as amended through the Issue Date, among LTV, LTV Steel Company, Inc., the USWA and Bank One Ohio Trust Company, N.A., as collateral trustee.

     "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of LTV and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (a) all intercompany items between LTV and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if LTV or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period LTV or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of LTV or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to LTV and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent LTV and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iii) if since the beginning of such period LTV or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and
(iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into LTV or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (ii) or (iii) above if made by LTV or a Restricted Subsidiary during such period, EBITDA and Consolidated


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Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of Property, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of LTV and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by LTV or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Redeemable Dividends, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than LTV or a Wholly Owned Subsidiary, (i) interest incurred in connection with Investments in discontinued operations,
(j) interest accruing on any Debt of any other Person to the extent such Debt is guaranteed by LTV or any Restricted Subsidiary (such amount included, if such Debt is also guaranteed by a venture partner or other equity owner of such Person that is capable of satisfying its obligations under such guarantee (as determined by an Officer in good faith at the time of any relevant determination), only to the extent of LTV's direct or indirect equity ownership of such Person) and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than LTV) in connection with Debt Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of LTV and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than LTV) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, LTV's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to LTV or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and
(ii) LTV's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (b) any net income (loss) of any Person acquired by LTV or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (loss) of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to LTV, except that (i) subject to the exclusion contained in clause (d) below, LTV's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to LTV or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) LTV's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (d) any gain (but not loss) realized upon the sale or other disposition of any Property of LTV or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (e) any extraordinary gain or loss, (f) any unusual or nonrecurring non-cash charge or credit separately identified on LTV's consolidated income statement for such period, provided that (i) to the extent any such charge represents an accrual of or reserve for cash expenditures in any future period, such cash expenditure shall be included in Consolidated Net Income for such future period or (ii) for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, to the extent any such credit will result in the receipt of cash payments in any future period, such cash payment shall be included in Consolidated Net Income for such future period, (g) the cumulative effect of a change in accounting principles and (h) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and


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employees of LTV or any Restricted Subsidiary; provided further, however, that there shall be added to such Consolidated Net Income any provision for taxes not payable in cash.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of LTV and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, adjustments for pension liabilities, other applicable reserves and other properly deductible items) of LTV and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of LTV immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than LTV or any Restricted Subsidiary; (e) treasury stock; (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

     "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of LTV and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of LTV ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of LTV plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit, (ii) any amounts attributable to Disqualified Stock and (iii) any adjustments for pension liabilities.

     "Copperweld Acquisition" means the acquisition by LTV of Copperweld Corporation and Copperweld Canada Inc. pursuant to the Copperweld Acquisition Agreement.

     "Copperweld Acquisition Agreement" means the Stock Purchase Agreement by and between Imetal SA and LTV dated as of September 8, 1999, as amended, waived or otherwise modified through the Issue Date.

     "Credit Facilities" means, with respect to LTV or any Restricted Subsidiary, one or more credit facilities or securitization facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including the Existing
Securitization Facilities) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other


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repurchase of any Disqualified Stock or, with respect to any Subsidiary of such
Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through
(e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (g) all obligations of the type referred to in clauses (a) through
(f) of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or assets or the amount of the obligation so secured; (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and
(i) to the extent not otherwise included in this definition, any financing of accounts receivable or inventory of such Person (whether or not treated as a sale or debt for accounting purposes), provided that such accounts receivable or inventory shall be deemed to be on the consolidated balance sheet of LTV for purposes of clause (b)(ii) of the definition of "Permitted Debt". The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means, with respect to each Acquired Subsidiary Guarantor, all Debt and other obligations of such Acquired Subsidiary Guarantor under the New Bank Financing and any Permitted Refinancing Debt in respect thereof, whether outstanding on the Issue Date or thereafter created.

     "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which the maturity, mandatory redemption, redemption at the option of the Holder thereof, conversion or exchange occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

     "Domestic" means, with respect to any Subsidiary, any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "EBITDA" means, for any period, an amount equal to, for LTV and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes for such period based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation and amortization of fixed and intangible assets and
(iv) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to LTV by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Event of Default" has the meaning set forth under "Events of Default".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Securitization Facilities" means the Receivables Credit Agreement and the Inventory Facility.

     "Fair Market Value" means, with respect to any Property, the price (or, in the case of a lease, the rent) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller (or lessor) and a


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willing buyer (or lessee), neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of LTV or (b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

     "Inactive Subsidiary" means, at any time, any Subsidiary of LTV that (a) has assets with a total book value not in excess of $1 million, (b) has not conducted any business or other operations during the prior 12 month period and
(c) is not an obligor with respect to any Debt.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock", amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of LTV.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Inventory Facility" means the Note Purchase and Letter of Credit Agreement dated as of February 26, 1998 among LTV Steel, as a party and as agent on behalf of certain affiliates, the financial institutions party thereto, Chase


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Securities Inc., as Placement Agent and The Chase Manhattan Bank, as Agent and
Collateral Agent, as amended from time to time.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.


     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.


     "Investment Grade Status" shall be deemed to have been reached on the date that the notes have an Investment Grade Rating from both Rating Agencies.

     "Issue Date" means the date on which the old notes were initially issued.

     "Issue Date of LTV's 8.20% Senior Notes due 2007" means September 17, 1997, the date LTV originally issued its existing 8.20% Senior Notes due 2007.

     "Letter of Credit" means an irrevocable documentary letter of credit from an issuing bank of nationally recognized standing (whose senior unsecured debt is rated "A" or higher according to the Rating Agencies at the time of issuance) expiring on a date not earlier than May 31, 2000, which names the Escrow Agent as the beneficiary thereof and which shall be presentable for payment at any time by the Escrow Agent, provided that the only condition to payment thereunder shall be a certification signed by the Escrow Agent stating one of the following: (i) the Escrow Agent will use the amount drawn to fund a portion of the aggregate Mandatory Redemption Price or (ii) in the case of any presentation on or after January 31, 2000, the Special Mandatory Redemption has not taken place.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction, but excluding any operating lease (except Sale and Leaseback Transactions) entered into in the ordinary course of such Person's business).

     "Limited Recourse Guarantee" means (i) any pledge of the Capital Stock of an Unrestricted Subsidiary securing Debt of such Unrestricted Subsidiary that is non-recourse in all respects to LTV and its Restricted Subsidiaries except with respect to foreclosure on any Capital Stock of such Unrestricted Subsidiary held by LTV or any Restricted Subsidiary and (ii) any guarantee by a Venture Holding Company of Debt of a Person, other than a Restricted Subsidiary, in which such Venture Holding Company holds an Investment, including through a pledge of such Investment, which guarantee is non-recourse in all respects to LTV and its other Restricted Subsidiaries.

     "Liquid Securities" means securities (i) of an issuer organized under the laws of the United States or any State thereof or the laws of any member nation of the European Union in each case that is not an Affiliate of LTV, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the London Stock Exchange, the Bourse de Paris or the Frankfurt Stock Exchange and (iii) as to which LTV is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held, provided, that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of


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


receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Cash Equivalent or (y) 90 days following the date of receipt of such securities. In the event such securities are not sold or exchanged for cash or Cash Equivalents within 90 days of receipt thereof, for purposes of determining whether the transaction pursuant to which LTV or a Restricted Subsidiary received the securities was in compliance with the covenant described under "Certain Covenants--Limitation on Asset Sales", such securities shall be deemed not to have been Liquid Securities at any time.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (b) all payments made on any Debt which is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreements of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Sale and
(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by LTV or any Restricted Subsidiary after such Asset Sale.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New Bank Financing" means the credit agreement dated on or about the Issue Date among LTV, the subsidiary guarantors party thereto, the lenders party thereto, Credit Suisse First Boston, as administrative agent, and Morgan Stanley Senior Funding, Inc., as syndication agent, together with any related documents (including any security documents and guarantee agreements), as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

     "Obligations" means the obligation of each Subsidiary Guarantor pursuant to its Subsidiary Guaranty of (a) the full and punctual payment of principal and interest on the notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of LTV under the Indenture and the notes and (b) the full and punctual performance within applicable grace periods of all other obligations of LTV under the Indenture and the notes.

     "Officer" means the President and Chief Executive Officer, the Chief Financial Officer or any Vice President of LTV.

     "Officers' Certificate" means a certificate signed by two Officers of LTV, at least one of whom shall be the principal executive officer or principal financial officer of LTV, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to LTV or the Trustee.

     "Permitted Liens" means:

          (a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred

     Stock", provided that any such Lien is limited to the accounts receivable and inventory (and insurance proceeds and other Property similarly incidental thereto) of LTV and the Restricted Subsidiaries and any securities issued by a Securitization Subsidiary that purchases such accounts receivable or inventory in connection with the Incurrence of such Debt;

          (b) Liens on the assets of the Acquired Subsidiary Guarantors to secure Debt permitted to be Incurred under the New Bank Financing, provided that the outstanding principal amount of the Debt secured by Liens permitted by this clause (b) shall not exceed $225 million;

          (c) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock", provided that any such Lien may not extend to any Property of LTV or any Restricted Subsidiary other than (i) the Property purchased, acquired, constructed or leased with the proceeds of such Debt, (ii) all improvements and accessions to such Property and (iii) in the case of personal Property, any real Property underlying such personal Property;

          (d) Liens for taxes, assessments or governmental charges or levies on the Property of LTV or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens on the Property of LTV or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (f) Liens on the Property of LTV or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of LTV and the Restricted Subsidiaries taken as a whole;

          (g) Liens on Property at the time LTV or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into LTV or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of LTV or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by LTV or any Restricted Subsidiary;

          (h) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of LTV or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (i) pledges or deposits by LTV or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which LTV or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of LTV, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (j) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (k) Liens to secure industrial revenue or pollution control bonds issued by LTV, provided that (i) the aggregate principal amount outstanding of the Debt secured by Liens permitted by this clause (k) shall not at any time exceed the higher of the cost or the Fair Market Value of the Property financed by such Debt (together with improvements and accessions to such Property) and (ii) such Liens shall not extend to any other Property of LTV or any Restricted Subsidiaries;

          (l) Liens arising out of judgments or decrees which involve uninsured amounts not exceeding $20 million and which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (m) Liens securing or constituting a Limited Recourse Guarantee;

          (n) Liens existing on the Issue Date not otherwise described in clauses (a) through (m) above, including the Lien securing the USWA Secured Obligations, provided that such Lien may be extended from time to time to Property of LTV or any Restricted Subsidiary not subject thereto on the Issue Date to the extent any such extension is required by the terms of the Collateral Trust Agreement as in effect on the Issue Date;

          (o) Liens on the Property of LTV or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (b), (c), (g), (h), (k), (n), (q) or (r) of this definition; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (b), (c), (g), (h), (k), (n),
     (q) or (r) of this definition, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture and (ii) an amount necessary to pay any premiums, fees and other expenses incurred by LTV or such Restricted Subsidiary in connection with such Refinancing;

          (p) Liens to secure Debt permitted to be Incurred under clause (l) of the second paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock", provided that any such Lien shall be limited to the Property (together with improvements and accessions to such Property) subject to the applicable Sale and Leaseback Transaction;

          (q) Liens to secure Debt permitted to be Incurred under clause (m)
     (ii) of the second paragraph of the covenant described under "Certain Covenants--Limitation on Debt and Restricted Subsidiary Preferred Stock", provided that any such Lien shall be limited to the Property (together with improvements and accessions to such Property) subject to the applicable Sale and Leaseback Transaction; and

          (r) Liens securing Debt not otherwise described in clauses (a) through (q) above, provided that at the time any such Lien is Incurred the sum of (i) the aggregate principal amount (in the case of Debt sold at a discount, at Stated Maturity) of all Secured Debt outstanding at such time (other than the USWA Secured Obligations and any Permitted Refinancing Debt in respect thereof to the extent not exceeding $250 million in the aggregate and any Limited Recourse Guarantee) and (ii) the aggregate amount of Attributable Debt outstanding at such time with respect to Sale and Leaseback Transactions entered into by LTV or any Restricted Subsidiary, does not exceed 10% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of LTV as of the end of the most recent fiscal quarter, after giving pro forma effect to the transactions giving rise to the need for such calculation.


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


     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the earlier of (i) the Stated Maturity of the Debt being Refinanced and (ii) the date that is at least one year and one day after the Stated Maturity of the notes and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include (a) Debt of a Subsidiary that Refinances Debt of LTV or (b) Debt of LTV or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability or joint-stock company), partnership, joint venture, association, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the Holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of LTV, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of LTV, as the case may be.

     "Public Equity Offering" means an underwritten public offering of common stock of LTV pursuant to an effective registration statement under the Securities Act.

     "Rating Agencies" mean Moody's and S&P.

     "Receivables Credit Agreement" means the agreement dated as of October 12, 1994 among LTV Sales Finance Company, the lenders party thereto and Bankers Trust Company, as collateral agent and facility agent, as amended from time to time.

     "Redeemable Dividend" means, for any dividend with respect to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable for Debt or Disqualified Stock.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.


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


     "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of LTV or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into LTV or any Restricted Subsidiary), except for any dividend or distribution which is made solely to LTV or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Redeemable Stock) of LTV; (b) any payment made by LTV or any Restricted Subsidiary to purchase, redeem, repurchase, acquire or retire for value any Capital Stock of LTV or any Affiliate of LTV (other than a Restricted Subsidiary) or (c) any payment made by LTV or any Restricted Subsidiary to purchase, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase, or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

     "Restricted Subsidiary" means any Subsidiary of LTV other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby LTV or a Restricted Subsidiary transfers such Property to another Person and LTV or a Restricted Subsidiary leases it from such Person, other than any such arrangement with respect to Property acquired or placed into service by LTV or any Restricted Subsidiary after the Issue Date to the extent entered into within 365 days after the date of such acquisition or placement into service and not constituting a Capital Lease Obligation.

     "Secured Debt" means any Debt of LTV or any Restricted Subsidiary secured by a Lien.

     "Securitization Subsidiary" means any bankruptcy-remote special-purpose Subsidiary of LTV or any Restricted Subsidiary established for the purpose of arranging financing of accounts receivable and inventory, including by selling or selling interests in such accounts receivable and inventory and related Property or through borrowing money or obtaining credit secured by such Property, and including LTV Sales Finance Company, a Delaware corporation, and LTV Steel Products, L.L.C., a Delaware limited liability corporation.

     "Senior Debt" of LTV means (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest in respect of (i) Debt of LTV for borrowed money and (ii) Debt of LTV evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which LTV is responsible or liable; (b) all Capital Expenditure Debt of LTV; (c) all obligations of LTV (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction or (ii) under Hedging Obligations; and (d) all obligations of other Persons of the type referred to in clauses (a) and (b) for the payment of which LTV is responsible or liable as Guarantor; provided, however, that Senior Debt of LTV shall not include (A) Debt of LTV that is by its terms subordinate in right of payment to the notes; (B) any Debt Incurred in violation of the provisions of the Indenture; (C) accounts payable or any other obligations of LTV to trade creditors created or assumed by LTV in the ordinary course of business in connection with the obtaining of materials or services (including guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by LTV; (E) any obligation of LTV to any Subsidiary; or (F) any obligations with respect to any Capital Stock. "Senior Debt" of any Subsidiary Guarantor has a correlative meaning, provided that clause (E) above shall be deemed to refer to any obligations of such Subsidiary Guarantor to LTV or any Subsidiary of LTV.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of LTV within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder


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


thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred and, in the case of the notes, excluding the Special Mandatory Redemption provisions).

     "Subordinated Obligation" means any Debt of LTV or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any specified Person, any corporation, company, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Domestic Wholly Owned Subsidiary (other than any Securitization Subsidiary or Inactive Subsidiary) and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "Certain Covenants--Future Subsidiary Guarantors".

     "Subsidiary Guaranty" means, (a) with respect to each Subsidiary Guarantor that is not an Acquired Subsidiary Guarantor, the senior unsecured guarantee of the Obligations by such Subsidiary Guarantor and (b) with respect to each Acquired Subsidiary Guarantor, the senior subordinated guarantee of the Obligations by such Acquired Subsidiary Guarantor, in each case on the terms set forth in the Indenture.

     "Tubular Business" means the aggregate business as conducted on the Issue Date (or, if the Copperweld Acquisition has not been completed as of the Issue Date, the date immediately following the closing of the Copperweld Acquisition) of Copperweld, Welded Tube and LTV Tubular, together with any other Subsidiaries formed or acquired after the Issue Date primarily involved in the manufacture and sale of tubular steel products.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary; (b) any Subsidiary of LTV that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to the covenant described under "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (c) Presque Isle Corporation, L-S Electro-Galvanizing Company, LTV-Trico, Inc., Cayman Mineracao do Brasil Ltda and L.A.S. Resources, Inc.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "USWA Secured Obligations" means the retiree health benefit, plan contribution and other obligations of LTV and its Subsidiaries secured by a Lien granted to the USWA pursuant to the Collateral Trust Agreement.

     "Venture Holding Company" means (a) LTV Columbus Processing, Inc., LTV EGL Holding Company, Dearborn Leasing, Inc., Alcite I, Inc., LTV Blanking Corporation, LTV Steel de Mexico, Ltd. and LTV Walbridge Inc. and (b) any other Subsidiary of LTV formed or acquired after the Issue Date whose activities are limited to making and owning equity interests and other Investments in one or more joint ventures and activities incidental thereto, including participation in financing arrangements of such joint ventures (but in each case only for so long as its activities are so limited), provided that (i) in the case of clauses (a) and (b), the equity interests in any such joint venture are owned by at least one other Person (other than LTV or any Affiliate of LTV) and (ii) in the case of clause (b), the applicable assets are acquired by such Subsidiary in connection with the formation of such joint venture.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


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


     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors qualifying shares) is at such time owned, directly or indirectly, by LTV and its other Wholly Owned Subsidiaries.


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         Material United States Tax Consequences of the Exchange Offer

     The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

                              Plan of Distribution

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes received by it in exchange for old notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers.

     New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

     o    in the over-the-counter market

     o    in negotiated transactions

     o    through the writing of options on the new notes or

     o    a combination of those methods of resale

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

     Any resale may be made

     o    directly to purchasers or

     o to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

     Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 Legal Matters

     The validity of the new notes issued in this exchange offer will be passed upon for us by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

                                    Experts


     The consolidated financial statements of The LTV Corporation, and the financial statements of Trico Steel Company, L.L.C. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, the combined financial statements of Copperweld Corporation and Copperweld Canada Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and the financial statements of Welded Tube Co. of America as of June 30, 1999 and for the period from January 1, 1999 to June 30, 1999 and the period from July 1, 1998 to December 31, 1998, appearing in The LTV Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Prospectus Summary............................................................7
Risk Factors.................................................................14
Where You Can Find More Information..........................................21
Forward-Looking Statements...................................................22
Use of Proceeds..............................................................23
Unaudited Pro Forma Condensed Combined Statement of Operations...............24
Selected Combined Financial Information and Certain Operating Data of
  Copperweld.................................................................26
The Exchange Offer...........................................................28
Description of Notes.........................................................36
Material United States Tax Consequences of the Exchange Offer................74
Plan of Distribution.........................................................74
Legal Matters................................................................75
Experts......................................................................75

                                  $275,000,000


                              The LTV Corporation


                         11 3/4% Senior Exchange Notes
                                    due 2009


                                   PROSPECTUS



                                    o, 2000

                                    Part II

                     Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers

     Section 102(b)(7) of the Delaware General Corporations Law ("Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. A corporation may purchase indemnity insurance.

     LTV's Amended and Restated Certificate of Incorporation provides in effect for the indemnification by LTV of each director and officer of LTV to the fullest extent permitted by applicable law.

Item 21.  Exhibits

Exhibit
  No.                                   Document
--------                                --------
1.1** Registration Rights Agreement dated as of November 2, 1999 among The LTV Corporation, the Subsidiary Guarantors and the Placement Agents

3.1       Restated Certificate of Incorporation of LTV dated April 29, 1994 (1)

3.2       Amended and Restated By-Laws of LTV adopted on February 1, 1999 (1)

4.1 Indenture, dated as of November 5, 1999 between LTV and U.S. Bank Trust National Association, as trustee (2)

4.2       Form of 11 3/4% Senior Note due 2009 of LTV (included in Exhibit 4.1)

4.3       Form of 11 3/4% Senior Exchange Note due 2009 of LTV (included in
          Exhibit 4.1)


4.4** Supplemental Indenture, dated as of November 10, 1999 among the new subsidiary guarantors, LTV and U.S. Bank Trust National Association, as trustee

Exhibit
  No.                                   Document
--------                                --------

4.5* Second Supplemental Indenture, dated as of March 1, 2000 among LTV Steel Mining Company (a subsidiary of LTV), LTV, on behalf of itself and the Subsidiary Guarantors, and U.S. Bank Trust National Association, as trustee


5.1** Opinion of Davis Polk & Wardwell regarding the validity of the new notes being registered


12.1**    Statement Re: Computation of Ratio of Earnings to Fixed Charges


21.1      Subsidiaries of LTV (1)

23.1**    Consent of Davis Polk & Wardwell (contained in their opinion filed as
          Exhibit 5.1 above)

23.2*     Consent of Ernst & Young LLP

24.1**    Power of Attorney for LTV


24.2**    Powers of Attorney for the Subsidiary Guarantors

25.1** Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of U.S. Bank Trust National Association, as trustee


99.1**    Form of Letter of Transmittal

99.2**    Form of Notice of Guaranteed Delivery

99.3**    Form of Letter to Nominees

99.4**    Form of Letter to Clients

99.5** Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner
---------
*   Filed herewith.

** Previously filed.

(1) Incorporated by reference to LTV's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 1, 2000

(2) Incorporated by reference to LTV's Quarterly Report on Form 10-Q for the three months ended September 30, 1999, filed with the SEC on November 15, 1999

Item 22.  Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   Signatures


     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     THE LTV CORPORATION

                                     By:  /s/ GLENN J. MORAN
                                        -------------------------------
                                        Glenn J. Moran
                                        Senior Vice President, General Counsel
                                        and Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                       Date
          ---------                                    -----                                       ----

/s/          *                      Chairman of the Board of Directors and Chief            March 20, 2000
----------------------------------  Executive Officer
          Peter Kelly

/s/     GLENN J. MORAN              Senior Vice President, General Counsel and              March 20, 2000
----------------------------------  Secretary
        Glenn J. Moran

/s/            *                    Vice President and Controller                           March 20, 2000
----------------------------------
         Eric W. Evans

/s/            *                    Vice President and Chief Financial Officer              March 20, 2000
----------------------------------
       George T. Henning

/s/            *                    Director                                                March 20, 2000
----------------------------------
       Colin C. Blaydon

/s/            *                    Director                                                March 20, 2000
----------------------------------
      William H. Bricker

/s/            *                    Director                                                March 20, 2000
----------------------------------
         John E. Jacob

/s/            *                    Director                                                March 20, 2000
----------------------------------
    Edward C. Joullian III

/s/            *                    Director                                                March 20, 2000
----------------------------------
        M. Thomas Moore

/s/            *                    Director                                                March 20, 2000
----------------------------------
       Vincent A. Sarni

/s/            *                    Director                                                March 20, 2000
----------------------------------
       Samuel K. Skinner



                                      II-4



          Signature                                    Title                                       Date
          ---------                                    -----                                       ----

/s/            *                    Director                                                March 20, 2000
----------------------------------
      Stephen B. Timbers

/s/            *                    Director                                                March 20, 2000
----------------------------------
          Farah M. Walters


*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                              VP BUILDINGS, INC.
                                              VARCO PRUDEN INTERNATIONAL, INC.


                                              By: /s/      *
                                                  ------------------------------
                                                  George T. Henning
                                                  Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                                Date
          ---------                        -----                                ----

/s/           *                     President and Director                March 20, 2000
---------------------------------
     David M. Gilchrist, Jr.

/s/           *                     Vice President, Finance and Chief     March 20, 2000
---------------------------------   Financial Officer
         Terry L. Finn

/s/           *                     Vice President and Controller         March 20, 2000
---------------------------------
       George T. Henning

/s/           *                     Director                              March 20, 2000
---------------------------------
        J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                          UNITED PANEL, INC.


                                          By:  /s/          *
                                              ----------------------------------
                                              George T. Henning
                                              Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                 Title                                  Date
          ---------                                 -----                                  ----
/s/           *                           President and Director                    March 20, 2000
-----------------------------------
    David M. Gilchrist, Jr.

/s/           *                           Senior Vice President, Administration     March 20, 2000
-----------------------------------       and Chief Financial Officer
      William E. Andrews

/s/           *                           Vice President and Controller             March 20, 2000
-----------------------------------
       George T. Henning

/s/           *                           Director                                  March 20, 2000
-----------------------------------
       Richard J. Hipple

/s/           *                           Director                                  March 20, 2000
-----------------------------------
        J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                          TRICO STEEL COMPANY, INC.



                                          By:  /s/  *
                                              ---------------------------------
                                              James W. Mohr
                                              Vice President and Chief Financial
                                              Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                   Title                                   Date
           ---------                                   -----                                   ----

/s/            *                       Chief Executive Officer and President           March 20, 2000
--------------------------------
        Richard A. Veitch

/s/            *                       Vice President and Chief Financial Officer      March 20, 2000
--------------------------------
          James W. Mohr

/s/            *                       Director                                        March 20, 2000
--------------------------------
         James F. Haeck

/s/            *                       Director                                        March 20, 2000
--------------------------------
        Richard J. Hipple

/s/            *                       Director                                        March 20, 2000
--------------------------------
         J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                          LTV-COLUMBUS PROCESSING, INC.
                                          LTV-WALBRIDGE, INC.


                                          By:  /s/    *
                                              ---------------------------------
                                              George T. Henning
                                              Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                            Date
            ---------                             -----                            ----

/s/             *                       President and Director              March 20, 2000
----------------------------------
         Richard J. Hipple

/s/             *                       Vice President and Treasurer        March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                       Vice President and Controller       March 20, 2000
----------------------------------
         George T. Henning

/s/             *                       Director                            March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                       Vice President and Director         March 20, 2000
----------------------------------
         John C. Mang III

/s/             *                       Vice President and Director         March 20, 2000
----------------------------------
        Daniel J. Reynolds

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                        ALIQUIPPA AND SOUTHERN RAILROAD COMPANY
                                        CHICAGO SHORT LINE RAILWAY COMPANY
                                        THE CUYAHOGA VALLEY RAILWAY COMPANY
                                        THE MAHONING VALLEY RAILWAY COMPANY
                                        THE MONONGAHELA CONNECTING RAILROAD
                                        COMPANY; THE RIVER TERMINAL RAILWAY
                                        COMPANY


                                        By:  /s/    *
                                            -----------------------------------
                                            Daniel P. Hennessy
                                            President and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                 Title                          Date
            ---------                                 -----                          ----

/s/             *                           President and Director            March 20, 2000
----------------------------------
        Daniel P. Hennessy

/s/             *                           Treasurer and Controller          March 20, 2000
----------------------------------
           William Kuhn

/s/             *                           Director                          March 20, 2000
----------------------------------
         George T. Henning

/s/             *                           Director                          March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                         LTV STEEL COMPANY, INC.

                                         By:  /s/ GLENN J. MORAN
                                             ----------------------------------
                                             Glenn J. Moran
                                             Senior Vice President, General
                                             Counsel, Secretary and Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                   Title                                Date
            ---------                                   -----                                ----

/s/             *                         Chairman, Chief Executive Officer           March 20, 2000
---------------------------------         and Director
          J. Peter Kelly

/s/             *                         Vice President and Chief Financial          March 20, 2000
---------------------------------         Officer
         George T. Henning

/s/             *                         Vice President and Controller               March 20, 2000
---------------------------------
           Eric W. Evans

/s/       GLENN J. MORAN                  Senior Vice President, General Counsel,     March 20, 2000
---------------------------------         Secretary and Director
          Glenn J. Moran

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                          LTV/EGL HOLDING COMPANY


                                          By:  /s/    *
                                              ----------------------------------
                                              George T. Henning
                                              Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                            Date
            ---------                             -----                            ----

/s/             *                       Vice President and Director         March 20, 2000
----------------------------------
         Richard J. Hipple

/s/             *                       Vice President and Controller       March 20, 2000
----------------------------------
         George T. Henning

/s/             *                       Vice President and Treasurer        March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                       Director                            March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                             J&L EMPIRE, INC.

                                             By:  /s/    *
                                                 -------------------------------
                                                 John C. Skurek
                                                 Vice President and Treasurer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                           Date
            ---------                                -----                           ----

/s/             *                          President and Director             March 20, 2000
----------------------------------
         Richard J. Hipple

/s/             *                          Vice President and Treasurer       March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                          Controller                         March 20, 2000
----------------------------------
          John T. Delmore

/s/             *                          Director                           March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                     GEORGIA TUBING CORPORATION

                                     By:  /s/ GLENN J. MORAN
                                         --------------------------------------
                                         Glenn J. Moran
                                         Vice President, Secretary and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                               Title                                    Date
            ---------                               -----                                    ----

/s/             *                         Chairman, President and Director            March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                         Vice President and Treasurer                March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                         Vice President, Controller and Director     March 20, 2000
----------------------------------
         George T. Henning

/s/       GLENN J. MORAN                   Vice President, Secretary and Director     March 20, 2000
----------------------------------
          Glenn J. Moran

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                     REPUBLIC TECHNOLOGY CORPORATION

                                     By:  /s/ GLENN J. MORAN
                                         ----------------------------------
                                         Glenn J. Moran
                                         Vice President, Secretary and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                  Date
            ---------                               -----                                  ----
/s/             *                         Vice President and Director               March 20, 2000
----------------------------------
         George T. Henning

/s/       GLENN J. MORAN                  Vice President, Secretary and Director    March 20, 2000
----------------------------------
          Glenn J. Moran

/s/             *                         Treasurer                                 March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                         Assistant Controller                      March 20, 2000
----------------------------------
           Will L. Kelly

/s/             *                         Director                                  March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                     NEMACOLIN MINES CORPORATION

                                     By:  /s/ GLENN J. MORAN
                                         -----------------------------------
                                         Glenn J. Moran
                                         Vice President, Secretary and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                                  Date
            ---------                             -----                                  ----
/s/             *                       President, Treasurer and Director         March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                        Assistant Controller                     March 20, 2000
----------------------------------
          John T. Delmore

/s/             *                        Assistant Controller                     March 20, 2000
----------------------------------
           Will L. Kelly

/s/       GLENN J. MORAN                Vice President, Secretary and Director    March 20, 2000
----------------------------------
          Glenn J. Moran

/s/             *                       Director                                  March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures

     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     LTV STEEL de MEXICO, LTD.
                                     LTV BLANKING CORPORATION

                                     By:  /s/ GLENN J. MORAN
                                         --------------------------------------
                                         Glenn J. Moran
                                         Vice President, Secretary and Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                Title                                  Date
            ---------                                -----                                  ----

/s/             *                          President and Director                    March 20, 2000
-------------------------------------
          J. Peter Kelly

/s/             *                          Vice President and Treasurer              March 20, 2000
-------------------------------------
          John C. Skurek

/s/             *                          Controller                                March 20, 2000
-------------------------------------
         George T. Henning

/s/       GLENN J. MORAN                   Vice President, Secretary and Director    March 20, 2000
-------------------------------------
          Glenn J. Moran

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact


                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     LTVGT, INC.


                                     By:  /s/   *
                                         ---------------------------------------
                                         George T. Henning
                                         Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                                  Date
            ---------                              -----                                  ----

/s/             *                        President  and Director                   March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                        Vice President and Treasurer              March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                        Vice President, Controller and Director   March 20, 2000
----------------------------------
         George T. Henning

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact


                                   Signatures


     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                     JALCITE I, INC.
                                     JALCITE II, INC.

                                     By:  /s/ GLENN J. MORAN
                                         --------------------------------------
                                         Glenn J. Moran
                                         Vice President, Secretary and Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                                  Date
            ---------                             -----                                  ----
/s/             *                       President and Director                    March 20, 2000
----------------------------------
         Richard J. Hipple

/s/             *                       Vice President, Treasurer and             March 20, 2000
----------------------------------      Director
          John C. Skurek

/s/             *                       Controller and Director                   March 20, 2000
----------------------------------
         George T. Henning

/s/             *                       Director                                  March 20, 2000
----------------------------------
          J. Peter Kelly

/s/       GLENN J. MORAN                Vice President, Secretary and Director    March 20, 2000
----------------------------------
          Glenn J. Moran

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures

     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                    ERIE B CORPORATION
                                    YOUNGSTOWN ERIE CORPORATION

                                    By:  /s/   *
                                        ---------------------------------------
                                        George T. Henning
                                        Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                                  Date
            ---------                                -----                                  ----
/s/             *                          President and Director                    March 20, 2000
-------------------------------------
         Richard J. Hipple

/s/             *                          Vice President and Treasurer              March 20, 2000
-------------------------------------
          John C. Skurek

/s/             *                          Vice President, Controller and Director   March 20, 2000
-------------------------------------
         George T. Henning

/s/             *                          Vice President and Director               March 20, 2000
-------------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     FOX TRAIL, INC.


                                     By:  /s/   *
                                         ---------------------------------------
                                         John C. Skurek
                                         Vice President, Treasurer and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                              Title                         Date
            ---------                              -----                         ----
/s/             *                        President and Director           March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                        Vice President, Treasurer        March 20, 2000
----------------------------------       and Director
          John C. Skurek

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                       LTV PICKLE, INC.


                                       By:  /s/    *
                                           ------------------------------------
                                           George T. Henning
                                           Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Title                             Date
             ---------                              -----                             ----
/s/              *                        President and Director               March 20, 2000
-----------------------------------
           J. Peter Kelly

/s/              *                        Vice President, Treasurer            March 20, 2000
-----------------------------------       and Director
           John C. Skurek

/s/              *                        Vice President and Controller        March 20, 2000
-----------------------------------
          George T. Henning

/s/              *                        Vice President and Director          March 20, 2000
-----------------------------------
          Richard J. Hipple

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                        LTV INTERNATIONAL, INC.


                                        By:  /s/   *
                                            -----------------------------------
                                            George T. Henning
                                            Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                            Date
            ---------                               -----                            ----
/s/             *                         President and Director              March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                         Vice President, Treasurer           March 20, 2000
----------------------------------        and Director
          John C. Skurek

/s/             *                         Vice President and Controller       March 20, 2000
----------------------------------
         George T. Henning

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                    ERIE I CORPORATION


                                    By:  /s/   *
                                        ----------------------------------------
                                        George T. Henning
                                        Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                               Date
            ---------                                 -----                               ----
/s/             *                        Vice President, Controller and Director   March 20, 2000
----------------------------------
         George T. Henning

/s/             *                        Vice President and Director               March 20, 2000
----------------------------------
         Richard J. Hipple

/s/             *                        Vice President and Treasurer              March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                        Vice President and Director               March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                   DEARBORN LEASING COMPANY


                                   By:  /s/   *
                                       ----------------------------------------
                                       George T. Henning
                                       Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                  Date
            ---------                               -----                                  ----
/s/             *                         President and Director                    March 20, 2000
----------------------------------
          J. Peter Kelly

/s/             *                         Vice President and Treasurer              March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                         Vice President, Controller and Director   March 20, 2000
----------------------------------
         George T. Henning

/s/             *                         Vice President and Director               March 20, 2000
----------------------------------
         Richard J. Hipple

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                    LTV STEEL MINING COMPANY

                                    By: ERIE B CORPORATION, YOUNGSTOWN ERIE
                                        CORPORATION and ERIE I CORPORATION, each
                                        as general partner of LTV STEEL MINING
                                        COMPANY


                                    By:  /s/   *
                                        ----------------------------------------
                                        George T. Henning
                                        Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                  Date
            ---------                               -----                                  ----
/s/             *                         President and Director                    March 20, 2000
----------------------------------
        Richard J. Hipple**

/s/             *                         Vice President and Director               March 20, 2000
----------------------------------
        Richard J. Hipple***

/s/             *                         Vice President and Treasurer              March 20, 2000
----------------------------------
          John C. Skurek

/s/             *                         Vice President, Controller and Director   March 20, 2000
----------------------------------
         George T. Henning

/s/             *                         Vice President and Director               March 20, 2000
----------------------------------
          J. Peter Kelly

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact


** Richard J. Hipple is President and Director of Erie B Corporation and Youngstown Erie Corporation
***  Richard J. Hipple is Vice President and Director of Erie I Corporation

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                    LTV ELECTRO-GALVANIZING, INC.


                                    By:  /s/   *
                                        ----------------------------------------
                                        George T. Henning
                                        Vice President, Controller and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                                  Date
            ---------                              -----                                  ----
/s/             *                        Vice President, Controller and Director   March 20, 2000
---------------------------------
         George T. Henning

/s/             *                        Vice President and Director               March 20, 2000
---------------------------------
         Richard J. Hipple

/s/             *                        Vice President and Treasurer              March 20, 2000
---------------------------------
          John C. Skurek

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                                COPPERWELD CORPORATION

                                                By:  /s/ GLENN J. MORAN
                                                    ----------------------------
                                                    Glenn J. Moran
                                                    Vice President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                                  Date
             ---------                              -----                                  ----
/s/             *                     President, Chief Executive Officer and       March 20, 2000
----------------------------------    Director
         John D. Turner

/s/             *                     Executive Vice President, Chief Financial    March 20, 2000
----------------------------------    Officer and Assistant Secretary
         Douglas E. Young

/s/             *                     Assistant Controller                         March 20, 2000
----------------------------------
         John T. Delmore

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     COPPERWELD BIMETALLIC PRODUCTS COMPANY
                                     COPPERWELD EQUIPMENT COMPANY
                                     COPPERWELD MARKETING &  SALES COMPANY
                                     COPPERWELD TUBING PRODUCTS COMPANY
                                     MIAMI ACQUISITION CORPORATION
                                     METALLON MATERIALS ACQUISITION CORPORATION
                                     TAC ACQUISITION CORPORATION


                                     By:  /s/ GLENN J. MORAN
                                         --------------------------------------
                                         Glenn J. Moran
                                         Vice President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                               Date
            ---------                                    -----                               ----
/s/             *                         Chairman of the Board, President and       March 20, 2000
----------------------------------        Director
         John D. Turner

/s/             *                        Vice President and Treasurer                March 20, 2000
----------------------------------
         John C. Skurek

/s/             *                         Assistant Controller                       March 20, 2000
----------------------------------
         John T. Delmore

/s/             *                         Executive Vice President, Assistant        March 20, 2000
----------------------------------        Secretary and Director
         Douglas E. Young

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                        SOUTHERN CROSS INVESTMENT COMPANY

                                        By:  /s/ GLENN J. MORAN
                                            -----------------------------------
                                            Glenn J. Moran
                                            Vice President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                       Title                                Date
            ---------                                       -----                                ----

/s/             *                            Chairman of the Board, Chief Executive      March 20, 2000
-------------------------------------        Officer and Director
         John D. Turner

/s/             *                            Vice President and Treasurer                March 20, 2000
-------------------------------------
         John C. Skurek

/s/             *                            Assistant Controller                        March 20, 2000
-------------------------------------
         John T. Delmore

/s/             *                            Vice President, Assistant                   March 20, 2000
-------------------------------------        Secretary and Director
         Douglas E. Young

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.


                                     WELDED TUBE CO. OF AMERICA


                                     By:  /s/   *
                                         --------------------------------------
                                         George T. Henning
                                         Vice President, Chief Financial Officer
                                         and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                             Date
           ---------                                         -----                             ----
/s/             *                            Chairman of the Board and Director         March 20, 2000
-------------------------------------
         J. Peter Kelly

/s/             *                            Vice President, Chief Financial Officer    March 20, 2000
-------------------------------------        and Director
        George T. Henning

/s/             *                            Controller                                 March 20, 2000
-------------------------------------
          Eric W. Evans

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                   Signatures


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 20th day of March, 2000.

                                         WELDED TUBE HOLDINGS, INC.

                                         By:  /s/ GLENN J. MORAN
                                             ----------------------------------
                                             Glenn J. Moran
                                             Director



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                Date
             ---------                        -----                ----


/s/             *                            Director        March 20, 2000
---------------------------------------
         George T. Henning

/s/             *                            Director        March 20, 2000
---------------------------------------
           J. Peter Kelly

/s/       GLENN J. MORAN                     Director        March 20, 2000
---------------------------------------
          Glenn J. Moran

*By:  /s/   GLENN J. MORAN
----------------------------------
            Glenn J. Moran
           Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
No.                                 Document
-------                             --------
1.1** Registration Rights Agreement dated as of November 2, 1999 among The LTV Corporation, the Subsidiary Guarantors and the Placement Agents

3.1        Restated Certificate of Incorporation of LTV dated April 29,
           1994(1)

3.2        Amended and Restated By-Laws of LTV adopted on February 1, 1999(1)

4.1 Indenture, dated as of November 5, 1999 between LTV and U.S. Bank Trust National Association, as trustee(2)

4.2        Form of 11 3/4% Senior Note due 2009 of LTV (included in Exhibit 4.1)

4.3        Form of 11 3/4% Senior Exchange Note due 2009 of LTV
           (included in Exhibit 4.1)


4.4** Supplemental Indenture, dated as of November 10, 1999 among the new subsidiary guarantors, LTV and U.S. Bank Trust National Association, as trustee

4.5* Second Supplemental Indenture, dated as of March 1, 2000 among LTV Steel Mining Company (a subsidiary of LTV), LTV, on behalf of itself and the Subsidiary Guarantors, and U.S. Bank Trust National Association, as trustee


5.1** Opinion of Davis Polk & Wardwell regarding the validity of the new notes being registered


12.1**     Statement Re: Computation of Ratio of Earnings to Fixed Charges


21.1       Subsidiaries of LTV(1)

23.1** Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1 above)

23.2*      Consent of Ernst & Young LLP

24.1**     Power of Attorney for LTV


24.2**     Powers of Attorney for the Subsidiary Guarantors

25.1** Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of U.S. Bank Trust National Association, as trustee


99.1**     Form of Letter of Transmittal

99.2**     Form of Notice of Guaranteed Delivery

99.3**     Form of Letter to Nominees

99.4**     Form of Letter to Clients

99.5** Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner


* Filed herewith.
**  Previously filed.

(1) incorporated by reference to LTV's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 1, 2000

(2) incorporated by reference to LTV's Quarterly Report on Form 10-Q for the three months ended September 30, 1999, filed with the SEC on November 15, 1999


                                      E-2